                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


                            dated September 29, 1995


                             FOR THE ACQUISITION OF


                               MACESS CORPORATION


                                       BY


                           SUNGARD DATA SYSTEMS INC.

                      AGREEMENT AND PLAN OF REORGANIZATION

                               Table of Contents
                               -----------------
Section 1:  Defined Terms................................................... -2-
       1.1.      "Accounts Receivable"...................................... -2-
       1.2.      "Asset".................................................... -2-
       1.3.      "Cash Asset"............................................... -2-
       1.4.      "Consent".................................................. -2-
       1.5.      "Contract"................................................. -3-
       1.6.      "Contract Right"........................................... -3-
       1.7.      "Employee Benefit Plan".................................... -3-
       1.8.      "Encumbrance".............................................. -3-
       1.9.      "GAAP"..................................................... -3-
       1.10.     "Hazardous Substances"..................................... -3-
       1.11.     "Insurance Policy"......................................... -3-
       1.12.     "Intangible"............................................... -4-
       1.13.     "Judgment"................................................. -4-
       1.14.     "Law"...................................................... -4-
       1.15.     "Obligation"............................................... -4-
       1.16.     "Permit"................................................... -4-
       1.17.     "Person"................................................... -4-
       1.18.     "Proceeding"............................................... -4-
       1.19.     "Real Property"............................................ -4-
       1.20.     "SEC"...................................................... -4-
       1.21.     "Software"................................................. -4-
       1.22.     "Tangible Property"........................................ -4-
       1.23.     "Tax"...................................................... -5-

Section 2:  The Merger ..................................................... -5-

Section 3:  Representations of MACESS and Principals........................ -5-
       3.1.      Organization............................................... -5-
       3.2.      Effect of Agreement........................................ -5-
       3.3.      Capital Stock and Ownership................................ -6-
       3.4.      Financial and Corporate Records............................ -7-
       3.5.      Compliance with Law........................................ -7-
       3.6.      Financial Statements....................................... -7-
       3.7.      Assets..................................................... -8-
       3.8.      MACESS' Obligations........................................ -8-
       3.9.      Operations Since August 31, 1995........................... -8-
       3.10.     Accounts Receivable........................................ -9-
       3.11.     Tangible Property.......................................... -9-
       3.12.     Real Property.............................................. -9-
       3.13.     Software and Intangibles.................................. -10-
       3.14.     Contracts................................................. -10-
       3.15.     Employees and Independent Contractors..................... -11-
       3.16.     Employee Benefit Plans.................................... -12-
       3.17.     Customers, Prospects and Suppliers........................ -13-
       3.18.     Taxes..................................................... -13-


                                      (i)

       3.19.     Proceedings and Judgments................................. -14-
       3.20.     Insurance................................................. -14-
       3.21.     Questionable Payments..................................... -14-
       3.22.     Related Party Transactions................................ -15-
       3.23.     Brokerage Fees............................................ -15-
       3.24.     Acquisition Proposals..................................... -15-
       3.25.     Full Disclosure........................................... -15-

Section 4:  Several Representations of Principals.......................... -15-
       4.1.     Ownership of Shares........................................ -15-
       4.2.     Effect of Agreement........................................ -16-
       4.3.     Acquisition Proposals...................................... -16-
       4.4.     Brokerage Fees............................................. -16-
       4.5.     Full Disclosure............................................ -16-

Section 5:  Representations of SunGard and Newco........................... -16-
       5.1.     Organization............................................... -16-
       5.2.     Agreement.................................................. -17-
       5.3.     SunGard's Stock............................................ -17-
       5.4.     SEC Filings................................................ -17-
       5.5.     Investment Matters......................................... -17-
       5.6.     Brokerage Fees............................................. -17-
       5.7.     Operations since June 30, 1995............................. -17-

Section 6:  Securities Filings and Approval of the MACESS Stockholders..... -18-
       6.1.     Registration Statement..................................... -18-
       6.2.     MACESS Stockholder Approval................................ -18-
       6.3.     MACESS' and Principals' Representations as to
                the Registration Statement................................. -18-
       6.4.     SunGard's and Newco's Representations as to Registration
                Statement.................................................. -19-
       6.5.     State Securities Filings................................... -19-

Section 7:  Certain Obligations of MACESS and Principals Pending Closing... -19-
       7.1.     Conduct of MACESS' Business................................ -19-
       7.2.     Interim Financial Statements............................... -21-
       7.3.     Access to Information...................................... -21-
       7.4.     Consents................................................... -21-
       7.5.     Acquisition Proposals...................................... -21-
       7.6.     Advice of Changes.......................................... -22-
       7.7.     Hart-Scott-Rodino Filing................................... -22-
       7.8.     8-K Reports................................................ -22-
       7.9.     Binding Effect............................................. -22-

Section 8:  Certain Obligations of SunGard and Newco Pending Closing....... -22-
       8.1.     Corporate Status........................................... -22-
       8.2.     Material Consents.......................................... -23-
       8.3.     SEC Reports................................................ -23-

                                     (ii)

                                                                            Page
                                                                            ----

       8.4.     Hart-Scott-Rodino Filing................................... -23-
       8.5.     Advice of Changes.......................................... -23-
       8.6.     Binding Effect............................................. -23-

Section 9:  Conditions Precedent to MACESS' and Principals' Closing
      Obligations.......................................................... -23-
       9.1.     Effectiveness of Registration Statement.................... -23-
       9.2.     Approval of the MACESS Stockholders........................ -24-
       9.3.     SunGard's and Newco's Representations...................... -24-
       9.4.     SunGard's and Newco's Performance.......................... -24-
       9.5.     Absence of Proceedings..................................... -24-
       9.6.     Adverse Changes............................................ -24-
       9.7.     Hart-Scott-Rodino.......................................... -24-

Section 10:  Conditions Precedent to SunGard's and Newco's Closing
      Obligations.......................................................... -24-
      10.1.     Qualification for Pooling Treatment........................ -24-
      10.2.     Effectiveness of Registration Statement.................... -24-
      10.3.     Affiliate Letters.......................................... -25-
      10.4.     Approval of the MACESS Stockholders........................ -25-
      10.5.     MACESS' and the Principals' Representations................ -25-
      10.6.     MACESS' and the Principals' Performance.................... -25-
      10.7.     Absence of Proceedings..................................... -25-
      10.8.     Adverse Changes............................................ -25-
      10.9.     Hart-Scott-Rodino.......................................... -25-

Section 11:  Closing....................................................... -25-
      11.1.     Closing.................................................... -25-
      11.2.     Principals' Obligations at Closing......................... -26-
      11.3.     SunGard's and Newco's Obligations at Closing............... -28-

Section 12:  Certain Obligations of Principals after Closing............... -29-
      12.1.     Restrictions on Dispositions of SunGard Stock.............. -29-
      12.2.     Cooperation with SunGard and the Surviving Corporation..... -29-
      12.3.     Further Assurances......................................... -29-

Section 13:  Certain Obligations of SunGard and the Surviving Corporation
      after Closing........................................................ -30-
      13.1.     Final Tax Returns.......................................... -30-
      13.2.     Employment Matters......................................... -30-
      13.3.     Employee Benefit Plans..................................... -30-
      13.4.     Disposition of Savings Plan................................ -30-

Section 14: Restrictive Covenants of the Principals........................ -30-
      14.1.     Certain Acknowledgements................................... -30-
      14.2.     Nondisclosure Covenants.................................... -31-
      14.3.     Noncompetition Covenants................................... -32-
      14.4.     Certain Exclusions......................................... -32-
      14.5.     Newsoftco.................................................. -33-

                                     (iii)

                                                                            Page
                                                                            ----

      14.6.     Enforcement of Covenants................................... -33-
      14.7.     Scope of Covenants......................................... -33-

Section 15:  Indemnification............................................... -33-
      15.1.     Principals' General Indemnification........................ -33-
      15.2.     Indemnification Procedures................................. -34-
      15.3.     Limits on Indemnification.................................. -35-
      15.4.     Exceptions................................................. -36-
      15.5.     Allocation................................................. -36-
      15.6.     Mediation.................................................. -36-

Section 16:  Other Provisions.............................................. -36-
      16.1.     Termination................................................ -36-
      16.2.     Publicity.................................................. -37-
      16.3.     Fees and Expenses.......................................... -37-
      16.4.     Notices.................................................... -38-
      16.5.     Survival of Representations................................ -38-
      16.6.     Interpretation of Representations.......................... -38-
      16.7.     Reliance by SunGard and Newco.............................. -38-
      16.8.     Entire Understanding....................................... -39-
      16.9.     Parties in Interest........................................ -39-
      16.10.    Waivers.................................................... -39-
      16.11.    Severability............................................... -39-
      16.12.    Counterparts............................................... -39-
      16.13.    Section Headings........................................... -39-
      16.14.    References................................................. -39-
      16.15.    Controlling Law............................................ -39-
      16.16.    Jurisdiction and Process................................... -40-
      16.17.    Post-Closing Actions by the Surviving Corporation.......... -40-
      16.18.    No Third-Party Beneficiaries............................... -40-
      16.19.    Nature of Transactions..................................... -40-
      16.20.    Stockholders Agent......................................... -40-

                                     (iv)

                      AGREEMENT AND PLAN OF REORGANIZATION

Parties:       MACESS Corporation
               an Alabama corporation ("MACESS")
               402 Office Park Drive, Suite 150
               Birmingham, AL  35223

               William W. Featheringill ("Featheringill")
               3211 Pine Ridge Road
               Birmingham AL 35213

               The Featheringill Family Partnership, Ltd. ("The Family Partnership")
               402 Office Park Drive, Suite 150
               Birmingham, AL 35223

               Richard T. Harley ("Harley")
               112 Spring Road
               Birmingham, AL 35242

               T. Alan Ritchie ("Ritchie")
               90 Mountain Avenue
               Birmingham, AL 35213

               W. Sanders Pitman ("Pitman")
               221 Devon Drive
               Birmingham, AL 35209

               John S. Williams ("Williams")
               2100 Shades Crest Road
               Birmingham, AL 35216

               Lawrence A. Stein ("Stein")
               2317 Vestbrook Drive
               Birmingham, AL 35243

               Thomas W. Claussen ("Claussen")
               3859 Carisbrooke Drive
               Birmingham, AL 35226

               SunGard Data Systems Inc.
               a Delaware corporation ("SunGard")
               1285 Drummers Lane, Wayne, Pennsylvania 19087

               SDS Merger Inc.
               an Alabama corporation ("Newco")
               1285 Drummers Lane, Wayne, Pennsylvania 19087

Date:          September 29, 1995

Background: MACESS is in the business of designing, developing, selling, licensing and maintaining a variety of imaging-based, automated document and work flow management software systems and related services and products to the managed health care industry. ("MACESS' Business"). Featheringill, The Family Partnership, Harley, Ritchie, Pitman, Williams, Stein and Claussen (collectively, the "Principals") own, collectively, directly and indirectly, approximately 98% of the issued and outstanding shares of capital stock of MACESS ("MACESS' Stock"). The parties desire that Newco be merged with and into MACESS (the "Merger") on the terms and subject to the conditions set forth in this Agreement and Plan of Reorganization (this "Agreement") and the Agreement and Plan of Merger dated this date and designated as Exhibit A hereto (the "Plan"). The Board of Directors of MACESS has determined that the Merger and the other transactions contemplated by this Agreement and the Plan (collectively, the "Transactions") are in the best interests of MACESS and its stockholders ("Stockholders"). The respective Boards of Directors of SunGard and Newco, a wholly-owned subsidiary of SunGard, have determined that the Transactions are in the best interests of SunGard and Newco and their respective stockholders.

          Intending to be legally bound, in consideration of the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein, the parties hereto agree as follows:


                           Section 1:  Defined Terms

Certain defined terms used in this Agreement and not specifically defined in context are defined in this Section 1, as follows:

       1.1. "Accounts Receivable" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract (as defined in Section 1.5); (b) any note receivable; or (c) any other receivable or right to payment of any nature.

       1.2. "Asset" means any real, personal, mixed, tangible or intangible property of any nature, including, but not limited to, Cash Assets (as defined in Section 1.3), prepayments, deposits, escrows, Accounts Receivable (as defined in Section 1.1), Tangible Property (as defined in Section 1.22), Real Property (as defined in Section 1.19), Software (as defined in Section 1.21), Contract Rights (as defined in Section 1.6), Intangibles (as defined in Section 1.12) and good will, and claims, causes of action and other legal rights and remedies.

       1.3. "Cash Asset" means any cash on hand, cash in bank or other accounts, readily marketable securities, and other cash-equivalent liquid assets of any nature.

       1.4. "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person (as defined in
Section 1.17), which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

       1.5. "Contract" means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including, but not limited to, sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

       1.6. "Contract Right" means any right, power or remedy of any nature under any Contract (as defined in Section 1.5) including, but not limited to, rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's Obligations (as defined in Section 1.15), rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options.

       1.7. "Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other plan, program, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature; but not including employment Contracts with individual employees.

       1.8. "Encumbrance" means any lien, security interest, pledge, mortgage, easement, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

       1.9. "GAAP" means generally accepted accounting principles under United States accounting rules and regulations, consistently applied in accordance with MACESS accounting policies, including the policies described in
Schedule 3.6; provided that in no event shall the consistent application of the accounting policies used by MACESS have priority over generally accepted accounting principles, regardless of materiality.

       1.10. "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any United States federal government authority, or any state or local government authority having jurisdiction over MACESS' Real Property, to be capable of posing a risk of injury or damage to health, safety, property or the environment, including, but not limited to, (a) all substances, wastes, contaminants, pollutants and materials defined or designated as hazardous, dangerous or toxic pursuant to any Law of any state in which any of MACESS' leased or owned Real Property is located or any United States Law, and (b) asbestos, polychlorinated biphenyls ("PCB's") and petroleum.

       1.11. "Insurance Policy" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

       1.12. "Intangible" means any name, corporate name, fictitious name, trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, logo, formula, invention, product right or other intangible asset of any nature, whether in use, under development or design, or inactive.

       1.13. "Judgment" means any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

       1.14. "Law" means any provision of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, rule or regulation.

       1.15. "Obligation" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

       1.16. "Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature, granted, issued, approved or allowed by any foreign, federal, state or local governmental body, administrative agency or regulatory authority.

       1.17. "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company or partnership, association, cooperative, trust, estate, governmental body, administrative agency, regulatory authority or other entity of any nature.

       1.18. "Proceeding" means any demand, claim, suit, action, litigation, investigation, arbitration, administrative hearing or other proceeding of any nature.

       1.19. "Real Property" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including, but not limited to, easements, covenants, water rights, sewer rights and utility rights.

       1.20.     "SEC" means the United States Securities and Exchange
Commission.

       1.21. "Software" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

       1.22. "Tangible Property" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies or other tangible personal property of any nature.

       1.23. "Tax" means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security, value added, retirement or other tax of any nature; (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.


                             Section 2:  The Merger

       Subject to the terms and conditions of this Agreement and the Plan, Newco shall be consolidated and merged with and into MACESS (the "Surviving Corporation") in accordance with the provisions of this Agreement and the provisions of the Plan. The closing of the Merger and the other Transactions shall take place on the Closing Date (as defined in Section 11, 11.1) and shall be effective on the Effective Date (as defined in Section 11, 11.1).

              Section 3:  Representations of MACESS and Principals

       Knowing that SunGard and Newco rely thereon, MACESS and the Principals, represent and warrant, with liability to be allocated in accordance with Section 15.5, to SunGard and Newco as of the date of this Agreement, and covenant with SunGard and Newco, as follows:

       3.1. Organization. MACESS is a corporation duly organized, validly existing and in good standing under the Laws of the State of Alabama. MACESS possesses the full corporate power and authority to own its Assets, conduct its business as and where presently conducted, and enter into and perform this Agreement. MACESS has no employees residing or offices located outside of the State of Alabama. MACESS does not own any securities of any corporation or any other interest in any Person, except as set forth on Schedule 3.1. MACESS does not have any predecessors. Schedule 3.1 states, for MACESS (a) its exact legal name; (b) its jurisdiction and date of formation; (c) its federal employer identification number; (d) its headquarters address, telephone number and facsimile number; (e) its directors and officers, indicating all current title(s) of each individual; (f) its registered agent and/or office in its jurisdiction of formation (if applicable); (g) all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business at any time since January 1, 1990; and (h) any name changes, recapitalizations, mergers, reorganizations or similar events since its date of formation. Accurate and complete copies of articles or certificate of incorporation, bylaws and other organization and related documents, each as amended to date, and all Contracts relating to the acquisition of MACESS (or its affiliates or predecessors) have been delivered to SunGard.

       3.2. Effect of Agreement. MACESS' execution, delivery and performance of this Agreement, and its consummation of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate actions by its board of directors and stockholders and do not constitute a violation of or default under its charter, bylaws and/or other organizational documents. For MACESS, its execution, delivery and performance of this Agreement, and its consummation of the transactions contemplated by this Agreement, (a) except as set forth on Schedule 3.2, do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which it is a party or by which it is bound, (b) do not constitute a violation of any Law (as defined in Section 1.14) or Judgment (as defined in Section 1.13) that is applicable to it or to the business or Assets of MACESS, or to the transactions contemplated by this Agreement, (c) except as set forth on Schedule 3.2, do not accelerate or otherwise modify any Obligation (as defined in Section 1.15) of MACESS, (d) do not result in the creation of any Encumbrance (as defined in Section 1.8) upon, or give to any third party any interest in, any of the business or Assets of MACESS, or any of the capital stock of MACESS, except as contemplated by this Agreement and except for restrictions generally imposed on transfer under federal and state securities Laws, and (e) except as stated on
Schedule 3.2 and except for the filing of the Certificate of Merger with the proper officials of the State of Alabama, do not require the Consent (as defined in Section 1.4) of any Person (as defined in Section 1.17). This Agreement constitutes the valid and legally binding agreement of MACESS enforceable
against MACESS in accordance with its terms.   A certified copy of the
resolutions duly adopted by the board of directors of MACESS authorizing MACESS to execute, deliver and perform this Agreement and the Plan, are attached to
Schedule 3.2.

       3.3. Capital Stock and Ownership. The authorized capital stock of MACESS ("MACESS Stock") consists of: (i) 1,500,000 shares of voting common stock, $.002 par value per share, of which 1,430,100 shares are issued and outstanding, and 15,500 shares are held in treasury, (ii) 6,000,000 shares of Class A non-voting common stock, $.002 par value per share, of which 5,720,400 are issued and outstanding, and 62,000 shares are held in treasury. Schedule 3.3A is an accurate and complete list of (a) the full legal names of all of the Principals and all other stockholders of MACESS, (b) the addresses of their respective current principal residences, (c) their social security numbers or federal tax identification numbers, and (d) the numbers of and type of shares of MACESS Stock owned of record by them and the certificate numbers of the stock certificates representing such shares. MACESS has not ever authorized, offered, sold or issued any securities other than ordinary shares of common stock and the Class A non-voting common stock described in this Section. Except as described on Schedule 3.3A, there are no other record or beneficial owners of any shares of capital stock of MACESS. Except for the shares of MACESS Stock listed on
Schedule 3.3A, there are no other issued or outstanding shares of capital stock of MACESS. Except as set forth on Schedule 3.3A, all of the issued and outstanding shares of MACESS Stock have been duly authorized and validly issued, and are fully paid and nonassessable, with no liability attaching to the ownership thereof. All offerings, sales and issuances by MACESS of any shares of capital stock were conducted in compliance with all applicable federal and state securities Laws and all applicable state corporation Laws. Schedule 3.3B is an accurate and complete list of all options granted by MACESS including the full legal names of all of the holders, the addresses of their respective current principal residences, their social security numbers, the number of options granted, the date of grant, the exercise price, and whether or not such options have vested as of August 31, 1995. Schedule 3.3C is an accurate and complete list of all warrants issued by MACESS including the full legal names of all of the holders, the addresses of their respective current principal residences, their social security numbers or tax identification numbers, the number of warrants issued and the exercise price. All options granted and warrants issued have been duly authorized. Attached to Schedule 3.3B and 3.3C, respectively, are complete and accurate copies of all options plans and all warrants. Except for this Agreement or as described in any of Schedules 3.3A, 3.3B and 3.3C, there are no outstanding options, puts, calls, warrants, subscriptions, stock appreciation rights, phantom stock, or other Contracts or Contract Rights relating to the offering, sale, issuance, redemption or disposition of any shares of capital stock, or other securities of

MACESS. Upon the consummation of the Merger, SunGard shall have good and marketable title to all of the issued and outstanding capital stock of the Surviving Corporation, free and clear of any Encumbrance.

       3.4. Financial and Corporate Records. Except as set out in Schedule 3.6, the books and records of MACESS are and have been properly prepared and maintained in accordance with GAAP (as defined in Section 1.9), and such books and records fairly and accurately reflect in all material respects all of the Assets and Obligations of MACESS and all Contracts and other transactions to which MACESS is or was a party or by which MACESS or MACESS' Business or MACESS' Assets is or was affected. Accurate and complete copies of the contents of the minute books and stock books of MACESS have been delivered to SunGard. Such minute books and stock books include (a) minutes of all meetings of the stockholders, board of directors and any committees of the board of directors at which any material action was taken, which minutes accurately record all actions taken at such meetings, (b) accurate and complete written statements of all actions taken by the stockholders, board of directors and any committees of the board of directors without a meeting, and (c) accurate and complete records of the issuance, transfer and cancellation of all shares of capital stock and other securities since the date of incorporation. Neither the stockholders, board of directors or any committee of the board has taken any material action other than those actions reflected in the records referenced in clauses (a) and (b) of the preceding sentence. Schedule 3.4 is an accurate and complete list of all bank accounts, other accounts, certificates of deposit, marketable securities, other investments, safe deposit boxes, lock boxes and safes of MACESS, and the names of all officers, employees or other individuals who have access thereto or are authorized to make withdrawals therefrom or dispositions thereof.

       3.5. Compliance with Law. Except as set forth on Schedule 3.5, MACESS' operations, the conduct of MACESS' Business as and where such business has been or presently is conducted, and the ownership, possession and use of MACESS' Assets have complied and currently do comply with all Laws (as defined in Section 1.14) applicable to MACESS, its operations, business, Assets or Obligations. Except as set forth on Schedule 3.5, to the knowledge of MACESS and each of the Principals, MACESS has obtained and holds all Permits (as defined in Section 1.16) required for the lawful operation of its business as and where such business is presently conducted. All Permits held by MACESS are listed on
Schedule 3.5, and copies of such Permits have been delivered to SunGard and Newco .

       3.6.      Financial Statements.  MACESS' fiscal year ends on December 31.
Schedule 3.6A includes accurate and complete copies of the following financial statements ("Audited Financial Statements"): (a) a balance sheet of MACESS as of December 31, 1994 and December 31, 1993; and (b) statements of income, statements of changes in stockholders' equity, and statements of cash flows for the periods from January 1, 1994 to December 31, 1994, and January 1, 1993 to December 31, 1993, and notes thereto. Schedule 3.6B includes accurate and complete copies of all the following unaudited financial statements: ("Unaudited Financial Statements") an unaudited balance sheet of MACESS as of August 31, 1995 ("August 1995 Balance Sheet") and related unaudited financial statements, included but not limited to, unaudited statements of income, prepared by the management of MACESS on an ongoing basis since the Audited Financial Statements. All of the Audited Financial Statements were (x) prepared in accordance with GAAP; (y) fairly present the financial condition and results of operations of MACESS as of the dates and for the periods indicated; and (z) were audited by Ernst & Young LLP, whose report thereon is without qualification or explanatory paragraphs; provided, however, the method of revenue recognition is set out in footnote number 2 (Accounting Policies) to the Audited Financial Statements and is further explained on Schedule 3.6C. All of the Unaudited Financial Statements were prepared in accordance with GAAP, but exclude footnote disclosures, statements of changes in stockholder's equity, statements of cash flows, and, except for the August 1995 Balance Sheet, normal year-end adjustments. The Unaudited Financial Statements present fairly, in all material respects, the financial position of MACESS as of August 31, 1995 and the results of operations for the eight month period then ended. Set out on
Schedule 3.6C is an explanation of the generally accepted accounting policies used by MACESS in connection with: (i) revenue recognition, (ii) capitalization and amortization of developed Software, and (iii) fixed asset depreciation. The Principals shall not be liable to SunGard in connection with any adverse change in MACESS' financial statement or condition caused by a change in an accounting policy of MACESS made after the Effective Date provided that such old accounting policy of MACESS was in accordance with GAAP. The Principals shall be responsible for any net loss, cost, expense or taxes resulting from any errors or omissions in the application of such policies that may have been incurred on or before the Effective Date, provided, however, that such amount shall be reduced by any timing difference benefit received in future periods.

       3.7. Assets. Schedule 3.7A includes detailed lists of all Assets of MACESS reflected on the August 1995 Balance Sheet, itemized by balance sheet account, including (a) Cash Assets, itemized by bank or other account, showing cost and market value if different from cost; (b) Accounts Receivable, showing customer names, individual invoice dates, individual invoice amounts and allowances for doubtful accounts, or, in the case of earned but not billed receivables, customer names and individual dates on which the receivables are billable; (c) other current Assets, itemized by category and with appropriate explanation; (d) Tangible Property, grouped as to type, showing cost, accumulated depreciation and net book value; and (e) Software and Intangibles, showing cost or amount capitalized, accumulated amortization and net book value. MACESS has good and marketable title to all of its Assets and has the right to transfer all rights, title and interest in such Assets, free and clear of any Encumbrance (as defined in Section 1.8). Except for the Assets listed on
Schedule 3.7B, no other Assets are necessary to operate MACESS' Business.

       3.8. MACESS' Obligations. Schedule 3.8 includes detailed lists of all Obligations of MACESS reflected on the August 1995 Balance Sheet, itemized by balance sheet account, and with aggregate net balances equal to the balances on the August 1995 Balance Sheet, including (a) accounts payable, (b) accrued expenses and reserves, itemized by category and with appropriate explanation, and (c) other current and long-term liabilities. Except as described on Schedule 3.8, none of MACESS' Obligations are guaranteed by any Person.

       3.9.      Operations Since August 31, 1995. Except as set forth on
Schedule 3.9, from August 31, 1995 to the date of this Agreement:

          (a) Except in the ordinary course of its business consistent with its past practices, MACESS has not (a) created or assumed any Encumbrance upon any of its business or Assets, (b) incurred any Obligation, (c) made any loan or advance to any Person; (d) assumed, guaranteed or otherwise become liable for any Obligation of any Person; (e) committed for any capital expenditure; (f) purchased, leased, sold, abandoned or otherwise acquired or disposed of any business or Assets; (g) waived any right or canceled any debt or claim; (h) assumed or entered into any Contract other than this Agreement; (i) increased, or authorized an increase in, the compensation or benefits paid or provided to any of its directors, officers, employees, salesmen, agents or representatives; or
(j) done anything else outside the ordinary course of business, whether or not specifically described in any of the foregoing clauses which would have a material adverse effect on its business, Assets or financial condition.

          (b) Even in the ordinary course of its business consistent with its past practices, MACESS has not incurred any Obligation, made any loan to any Person, acquired or disposed of any business or Assets, entered into any Contract (other than customer contracts and other than the acquisition of computer hardware and software directly related to customer contracts) or other transaction, or done any of the other things described in Section 3.9(a), involving an amount exceeding $25,000 in any single case or $100,000 in the aggregate.

          (c) There has been no material adverse change or material casualty loss affecting MACESS, MACESS' Business, Assets or financial condition, and there has been no material adverse change in the financial performance of MACESS.

          (d) Since August 31, 1995 (a) MACESS has not incurred any outstanding bank debt or notes payable, (b) MACESS has not incurred any outstanding indebtedness to any current or former stockholder, director or officer of MACESS (excluding compensation and benefits due to such Persons in their capacities as employees, officers or directors of MACESS and excluding indebtedness described on Schedule 3.22) or to any affiliate (as such term is defined for purposes of the Securities Exchange Act of 1934, as amended ("1934 Act")) of MACESS or any of its stockholders, directors or officers, (c)except as set forth on Schedule 3.9, MACESS has not had any Obligation for any overdrafts with respect to any of its bank accounts or other Cash Assets, and (d) no dividend or other distribution of Cash Assets or other Assets has been made by MACESS to or on behalf of any of the Principals (excluding compensation and benefits due to such Persons in their capacities as employees, officers or directors of MACESS). All deferred bonuses and compensation due from MACESS to the Principals or other employees or agents of MACESS have been fully paid or accrued on MACESS' August 1995 Balance Sheet.

       3.10.     Accounts Receivable.  All Accounts Receivable listed in
Schedule 3.7 arose in the ordinary course of business and are proper and valid accounts receivable. To the knowledge of the Principals, there are no refunds, discounts, rights of setoff or assignment affecting any such Accounts Receivable. The accounts receivable included in Schedule 3.7 are included utilizing the method of revenue recognition described on Schedule 3.6C.

       3.11. Tangible Property. MACESS has good and marketable title to all of its Tangible Property, free and clear of any Encumbrances. Except as set forth on Schedule 3.11, all of MACESS' Tangible Property is located at MACESS' offices or facilities, and MACESS has the full and unqualified right to require the immediate return of any of its Tangible Property which is not located at MACESS' offices or facilities. All Tangible Property used by MACESS is in good condition, ordinary wear and tear excepted, and is sufficient for MACESS' operations as presently conducted.

       3.12. Real Property. MACESS does not own any Real Property (as defined in Section 1.19). Schedule 3.12 is a detailed list of all Real Property leased by MACESS, showing location, rental cost and landlord. All Real Property under lease to or otherwise used by MACESS is in good condition, ordinary wear and tear excepted, and is sufficient for the current operations of MACESS. No such Real Property, nor the occupancy, maintenance or use thereof, is in violation of, or breach or default under, any Contract or Law, and no notice from any lessor, governmental body or other Person has been received by MACESS or any of the Principals or served upon any such Real Property claiming any violation of, or breach or default under, any Contract or Law, or requiring or calling attention to the need for any work, repairs, construction, alteration or installations. MACESS has not placed or caused to be placed, and neither MACESS nor any of the Principals has any knowledge or belief that there were or are any Hazardous Substances on or under any of MACESS' Real Property.

       3.13. Software and Intangibles. Schedule 3.13 is an accurate and complete list and description of all Software (as defined in Section 1.21) and Intangibles (as defined in Section 1.12) owned, marketed, licensed, used or under development by MACESS, and, in the case of Software, a product description, the language in which it is written and the type of hardware platform(s) on which it runs. Except for general business third party Software which is readily, commercially available and is not embedded in or necessary to run any of the Software products of MACESS, no other Software is required to operate MACESS' Business. Except as explained on Schedule 3.13, MACESS has good and marketable title to, and has the full right to use, all of the Software and Intangibles listed on Schedule 3.13, free and clear of any Encumbrance (as defined in Section 1.8). No rights of any third party are necessary to market, license, sell, modify, update, and/or create derivative works for the Software listed on Schedule 3.13. With respect to the Software listed on Schedule 3.13,
(a) MACESS maintains machine-readable master-reproducible copies, reasonably complete technical documentation and/or user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by MACESS; (b) in each case, the machine-readable copy substantially conforms to the corresponding source code listing; (c) such Software is written in the language set forth on Schedule 3.13, for use on the hardware set forth on Schedule 3.13 with standard operating systems; (d) such Software can be maintained and modified by reasonably competent MACESS programmers familiar with such language, hardware and operating systems; and (e) in each case, the Software operates in accordance with the user manual therefor without material operating defects. None of the Software or Intangibles listed on Schedule 3.13, or their respective past or current uses, has violated or infringed upon, or is violating or infringing upon, any Software, patent, copyright, trade secret or other Intangible of any Person. MACESS has adequately maintained all trade secrets and copyrights with respect to the Software. To the best knowledge of MACESS and each of the Principals, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Software or Intangibles listed on Schedule 3.13. None of the Software or Intangibles listed on Schedule 3.13 is owned by or registered in the name of any current or former owner, stockholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of any of the Principals nor does any such Person have any interest therein or right thereto, including but not limited to the right to royalty payments.

       3.14. Contracts. Schedule 3.14 is an accurate and complete list of all of the following types of Contracts to which Macess is a party or by which MACESS is bound (collectively, the "Specified Contracts"), grouped into the following categories and, where applicable, subdivided by product line or division: (a) customer Contracts; (b) Contracts for the purchase or lease of Real Property or otherwise concerning Real Property owned or used by MACESS including a description of the Real Property; (c) loan agreements, mortgages, notes, guarantees and other financing Contracts; (d) except for Contracts for a total commitment of less than $15,000, Contracts for the purchase, lease and/or maintenance of computer equipment and other equipment, Contracts for the purchase, license, lease and/or maintenance of software under which MACESS is the purchaser, licensee, lessee or user, and other supplier Contracts; (e) employment, consulting and sales representative Contracts (excluding Contracts which constitute Employee Benefit Plans listed on Schedule 3.16, and excluding oral Contracts with employees for "at will" employment); (f) Contracts under which any rights in and/or ownership of any Software product of MACESS, any prior version thereof, or any part of the customer base or business of MACESS was acquired; and (g) except for Contracts for a total commitment of less than $15,000, other Contracts (excluding Contracts which constitute Insurance Policies listed on Schedule 3.20, excluding this Agreement and all other Contracts entered into between MACESS and SunGard, or among MACESS, SunGard and other parties in connection herewith). A description of each oral Specified Contract is included on Schedule 3.14, and copies of each written Specified Contract have been delivered to SunGard and Newco. Except as set forth on
Schedule 3.14, each of MACESS' license Contracts for its software products is identical to the form license agreement therefor that is attached as part of
Schedule 3.14, and each of MACESS' maintenance Contracts is identical to the form maintenance agreement therefor that is attached as part of Schedule 3.14. With respect to each applicable customer Contract, Schedule 3.14 will include, as of August 31, 1995, a complete description of all work remaining to be performed under such Contracts (together with an estimate of the number of person hours required to complete such work), and all credits granted to, or other adjustments made for, the customer to be applied against future payments or purchases. Except as provided on Schedule 3.14, all customers have accepted the Software described in their respective customer Contracts. Except as set forth on Schedule 3.14, with respect to each of the Specified Contracts, MACESS neither is in default thereunder nor would be in default thereunder with the passage of time, the giving of notice of both. Except as set forth on Schedule 3.14, to the best knowledge and belief of MACESS and each of the Principals, none of the other parties to any Specified Contract is in default thereunder or would be in default thereunder with the passage of time, the giving of notice or both. Except as set forth on Schedule 3.14, MACESS has not given or received any notice of default or notice of termination with respect to any Specified Contract, and each Specified Contract is in full force and effect in accordance with its terms. The Specified Contracts are all the Contracts necessary and sufficient to operate MACESS' Business. Except as set forth on Schedule 3.14, there are no currently outstanding proposals or offers submitted by MACESS to any customer, prospect, supplier or other Person which, if accepted, would result in a legally binding Contract of MACESS involving an amount or commitment exceeding $25,000 in any single case or an aggregate amount or commitment exceeding $100,000 in the aggregate.

       3.15. Employees and Independent Contractors. Schedule 3.15A is a list of all of MACESS' employees and (a) their titles or responsibilities; (b) their social security numbers and principal residence address; (c) their dates of hire; (d) their current salaries or wages; (e) their last compensation changes and the dates on which such changes were made; (f) any specific bonus, commission or incentive plans or agreements for or with them; and (g) any outstanding loans or advances made to them. MACESS has delivered to SunGard and Newco an accurate and complete list of all bonuses, commissions and incentives paid to the employees listed on Schedule 3.15A at any time during the past twelve months. Schedule 3.15B is a list of all sales representatives and independent contractors engaged by MACESS, their tax identification numbers and states of residence, their payment arrangements (if not set forth in a Contract listed or described on Schedule 3.14), and a brief description of their jobs or projects currently in progress. Except as limited by any employment Contracts listed on Schedule 3.14 and except for any limitations of general application which may be imposed under applicable employment Laws, MACESS has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than liability for severance pay in accordance with MACESS' disclosed severance pay policy. MACESS is in full compliance with all Laws respecting employment practices. MACESS has never been a party to or bound by any union or collective bargaining Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of MACESS. Since January 1, 1990, MACESS has not experienced any labor problem that was or is material to MACESS. MACESS' relations with its employees are currently on a good and normal basis. Except as indicated on Schedule 3.15A, since January 1, 1994, no employee of MACESS having an annual salary of $40,000 or more has indicated an intention to terminate or has terminated his or her employment with MACESS. Neither MACESS nor any of the Principals has any knowledge or belief that the transactions contemplated by this Agreement will adversely affect relations with MACESS' employees.

       3.16. Employee Benefit Plans. Except as set forth on Schedule 3.16, MACESS does not sponsor, maintain or contribute to, or have any ongoing Obligations with respect to, any Employee Benefit Plan (as defined in Section 1.7). Schedule 3.16 includes an accurate description of each of MACESS' Employee Benefit Plans that is currently in effect or as to which MACESS has any ongoing Obligation, which description indicates, generically, the employees covered or affected thereby and all of MACESS' Obligations thereunder. Copies of all Employee Benefit Plans described on Schedule 3.16 and all written materials used by MACESS to describe its Employee Benefit Plans to employees have been delivered to SunGard and Newco. Except as set forth on Schedule 3.16, MACESS is not a party to any Contract to create any additional Employee Benefit Plan or to continue, modify, change or terminate any of its current Employee Benefit Plans. MACESS has no responsibility or liability with respect to a layoff or other employment termination except as described in its severance policies, a copy of which is attached to Schedule 3.16. If permitted or required by applicable Law, MACESS has properly submitted, or intends to properly submit, all Employee Benefit Plans described on Schedule 3.16, for the purpose of meeting the applicable requirements of ERISA and/or the Internal Revenue Code of 1986, as amended ("Code"), to the Internal Revenue Service ("IRS") for its approval within the time prescribed therefor. Copies of all favorable determination letters from the IRS, the most recent annual returns on Form 5500 and the most current actuarial or valuation reports (as applicable) for all Employee Benefit Plans described on Schedule 3.16, have been delivered to SunGard and Newco. Each such valuation report correctly shows the value of the assets in the fund as of the date thereof, the total accrued and vested liabilities, all of MACESS' contributions, and the assumptions on which the calculations are based. With respect to each Employee Benefit Plan described on
Schedule 3.16, (a) MACESS has made all payments required to be made by it to date, has accrued all payments due but not yet payable as of the date of this Agreement in accordance with GAAP (as defined in Section 1.9, and shall have made on or before the Effective Date all payments due as of the Effective Date;
(b) MACESS has operated and currently operates such plan in compliance with the plan documents and to the knowledge of MACESS and the Principals all applicable Laws, including without limitation ERISA and the Code (including, but not limited to, Section 4980B thereof) and the regulations thereunder; (c) there has not been any Reportable Event (as defined in ERISA); (d) there has not been any event described in Section 4068(f) of ERISA; (e) there has not been any violation of the reporting and disclosure provisions of the Code and ERISA; (f) there has not been any Prohibited Transaction (as defined in ERISA or the Code);
(g) there has not been any violation of Section 404, 406 or 407 of ERISA; and (h) there has not been any termination or partial termination of such plan (including, but not limited to, any termination or partial termination attributable to the transactions contemplated by this Agreement). There are no circumstances arising out of MACESS' sponsorship of any Employee Benefit Plan that will result in MACESS having any Obligations with respect thereto, other than Obligations for contributions, benefit payments, administrative costs and liabilities incurred in the ordinary course of business consistent with past practices. There will be no Obligations of MACESS under Title IV of ERISA if any of its Employee Benefit Plans are terminated as of the Effective Date. MACESS has not incurred, and will not incur, any Obligation to the Pension Benefit Guaranty Corporation (or any successor thereto), including, but not limited to, any Obligation under Section 4063 or 4064 of ERISA. MACESS has not incurred, and will not incur, any withdrawal liability, and MACESS does not have, and will not have, any contingent withdrawal liability, to any multiemployer plan under ERISA, as amended by the Multiemployer Pension Plan Amendments Act of 1980. There has never been in existence, and there currently does not exist, any Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA) involving MACESS that is subject to the provisions of Title IV of ERISA, or any such Plan that is subject to the funding requirements of Section 412 of the Code or Sections 301 et seq. of ERISA. To the knowledge of MACESS and the Principals, no event has occurred, and no circumstances currently exist, that do or will result in any liability under ERISA or the Code in connection with any Employee Pension Benefit Plan that has been established, maintained or contributed to by MACESS or any other entity or entities which, together with MACESS, constitute elements of either a controlled group of corporations (within the meaning of Section 414(b) of the Code), a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code or Section 4001 of ERISA), an affiliated service group (within the meaning of Section 414(m) of the Code), or another arrangement covered by Section 414(o) of the Code.

       3.17. Customers, Prospects and Suppliers. All customers of MACESS have signed a Contract and are listed in the list of customers included as part of Schedule 3.14. Schedule 3.17 is a complete list of all current active prospects and material suppliers of MACESS. Except as set forth on Schedule 3.17, since January 1, 1992, none of MACESS' customers or suppliers has given notice or otherwise indicated to MACESS that it will or intends to terminate or not renew its Contract with MACESS before the scheduled expiration date or otherwise terminate its relationship with MACESS. The relationship of MACESS with its customers are currently on a good and normal basis and MACESS has not experienced any material problems with customers or suppliers since January 1, 1992. Neither MACESS nor any of the Principals has any knowledge or belief that the transactions contemplated by this Agreement will adversely affect relations with any of MACESS' customers or suppliers. MACESS has delivered to SunGard and Newco an accurate and complete copy of MACESS' most recent customer surveys.

       3.18. Taxes. Schedule 3.18 is an accurate and complete list of all federal, state, local, foreign and other Tax (as defined in Section 1.23) returns and reports (including, but not limited to, information returns) (collectively "Returns") filed by MACESS with respect to its last five (5) fiscal years. Accurate and complete copies of all federal, state, local and foreign income and sales tax Returns filed by MACESS with respect to its last five fiscal years are attached to Schedule 3.18, and accurate and complete copies of all other Tax Returns listed thereon have been delivered or made available to SunGard. Except as explained on Schedule 3.18, (a) MACESS has properly and timely filed all Tax Returns required to be filed by it, all of which were accurately prepared and completed; (b) MACESS has properly withheld from payments to its employees, agents, representatives, contractors and suppliers all amounts required by Law to be withheld for Taxes; (c) except as reserved against on the August 1995 Balance Sheet in accordance with GAAP, MACESS has paid all amounts for Taxes required to be paid by it except for current Taxes which are not yet due or Taxes which are being contested in good faith (as disclosed on Schedule 3.18) by appropriate proceedings diligently prosecuted, provided that, in either case, adequate reserves therefor have been established in accordance with GAAP; (d) except as set forth on Schedule 3.18(d), no audit of MACESS by any governmental taxing authority has ever been conducted, or is currently pending or, to the knowledge of MACESS or any of the Principals, threatened; (e) no notice of any proposed Tax audit, or of any Tax deficiency or adjustment, has been received by MACESS, and there is no reasonable basis for any Tax deficiency or adjustment to be assessed against MACESS; and (f) there are no agreements or waivers currently in effect that provide for an extension of time for the assessment of any tax against MACESS.

       3.19. Proceedings and Judgments. Except as described on Schedule 3.19, (a) no Proceeding (as defined in Section 1.18) is currently pending or threatened in writing, nor has any Proceeding occurred at any time since January 1, 1990, to which MACESS is or was a party, or by which MACESS or any of its Assets or business is or was affected; (b) no Judgment (as defined in Section 1.13) is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 1990, against MACESS, or by which MACESS or any of its Assets or business is or was affected; and (c) no breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted or threatened in writing by or against MACESS at any time since January 1, 1990, and there is no basis for any such claim. As to each matter described on Schedule 3.19, accurate and complete copies of all pertinent pleadings, judgments, orders, correspondence and other legal documents have been delivered to SunGard and Newco.

       3.20. Insurance. Schedule 3.20 is an accurate and complete list and description of all Insurance Policies (as defined in Section 1.11) currently owned or maintained by MACESS (excluding Insurance Policies that constitute Employee Benefit Plans described on Schedule 3.16) and all liability and errors and omissions Insurance Policies owned or maintained by MACESS and/or any of its predecessors at any time since January 1, 1990. Except as indicated on Schedule 3.20, all such Insurance Policies are or were on an "occurrence" rather than a "claims made" basis. MACESS has not received notice of cancellation with respect to any such current Insurance Policy, and there is no basis for the insurer thereunder to terminate any such current Insurance Policy. Except as indicated on Schedule 3.20, accurate and complete copies of all Insurance Policies described on Schedule 3.20 have been delivered to SunGard and Newco. Each such Insurance Policy is or was in full force and effect during the period(s) of coverage indicated on Schedule 1.11. Except as described on
Schedule 3.20, there are no claims that are pending under any of the Insurance Policies described on Schedule 3.20.

       3.21. Questionable Payments. None of the Principals, nor any of MACESS' current or former partners, owners, stockholders, directors, executives, officers, representatives, agents or employees (when acting in such capacity or otherwise on behalf of MACESS or any of its predecessors), (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, except where such violation was not, is not and will not be material to MACESS; (d) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (e) has made, at any time since January 1, 1990, any false or fictitious entries on the books and records of MACESS; (f) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of MACESS; or (g) made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of MACESS.

       3.22.     Related Party Transactions.  Except as described on Schedule
3.22 and except for any employment Contracts listed on Schedule 3.14, there are no real estate leases, personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between MACESS and any current or former partners, owners, stockholders, director, executive, officer or controlling Person of MACESS (or any of their respective predecessors) or any other Person affiliated with MACESS (or any of their respective predecessors).

       3.23. Brokerage Fees. Except as set forth on Schedule 3.23, no Person acting on behalf of MACESS is or shall be entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement.

       3.24. Acquisition Proposals. Since the date hereof, MACESS has not, directly or indirectly through an authorized agent or representative, solicited, initiated or responded to any inquiries or proposals from, or participated in any discussions or negotiations with, or provided any non-public information to, any Person or group (other than SunGard and its officers, employees, representatives and agents) concerning sale of all or substantially all of the Assets of MACESS, any sale of shares of capital stock, or other securities of MACESS, or any merger, consolidation or similar transaction involving MACESS.

       3.25.     Full Disclosure.  No representation or warranty made in this
Section 3 or pursuant hereto (a) contains any untrue statement of any fact; or
(b) omits to state any fact that is necessary to make the statements made, in the context in which made, not false or misleading in any respect. The copies of documents attached as Schedules to this Agreement or otherwise delivered or made available to SunGard and Newco in connection with the transactions contemplated by this Agreement, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be pertinent to SunGard's or Newco's understanding thereof in any respect.

               Section 4:  Several Representations of Principals

       Knowing that SunGard and Newco rely thereon, each of the Principals severally represents and warrants to SunGard and Newco as of the date of this Agreement, and covenants with SunGard and Newco, as follows:

       4.1. Ownership of Shares. Such Principal (a) is the sole legal and beneficial owner of all shares of MACESS' Stock held by him of record, as indicated on Schedule 3.3; (b) has good and marketable title to his shares of MACESS Stock (as defined below), except as set forth on Schedule 4.1, free and clear of any Encumbrance (as defined in Section 1.8); and (c) except as set forth on Schedule 4.1, has the full legal right to transfer good and marketable title to such shares free and clear of any Encumbrance.

       4.2. Effect of Agreement. Such Principal's execution, delivery and performance of this Agreement, and his consummation of the transactions contemplated by this Agreement (a) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which he is a party or by which he is bound, (b) do not constitute a violation of any Law (as defined in Section 1.14) or Judgment (as defined in Section 1.13) that is applicable to him or to the business or Assets of MACESS, or to the transactions contemplated by this Agreement, (c) do not accelerate or otherwise modify any Obligation (as defined in Section 1.15) of MACESS, (d) do not result in the creation of any Encumbrance (as defined in Section 1.8) upon, or give to any third party any interest in, any of the business or Assets of MACESS, or any of the capital stock of MACESS, except as contemplated by this Agreement and except for restrictions generally imposed on transfer under federal and state securities Laws, and (e) except as stated on Schedule 3.2 and except for the filing of the Certificate of Merger with the proper officials of the State of Alabama, do not require the Consent (as defined in Section 1.4) of any Person (as defined in Section 1.17). This Agreement constitutes the valid and legally binding agreement of such Principal, enforceable against him in accordance with its terms.

       4.3. Acquisition Proposals. Since the date hereof, such Principal has not, directly or indirectly through an authorized agent or representative, solicited, initiated or responded to any inquiries or proposals from, or participated in any discussions or negotiations with, or provided any non-public information to, any Person or group (other than SunGard and its officers, employees, representatives and agents) concerning sale of all or substantially all of the Assets of MACESS, any sale of shares of capital stock, or other securities of MACESS, or any merger, consolidation or similar transaction involving MACESS.

       4.4. Brokerage Fees. Except as set forth on Schedule 4.4, no Person acting on behalf of such Principal is or shall be entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement.

       4.5. Full Disclosure. To the best knowledge of such Principal, no representation or warranty made by such Principal in this Section 4 contains any untrue statement of any material fact, or omits to state any fact that is necessary to make the statements made, in the context in which made, not false or misleading in any material respect. To the best knowledge of such Principal, there is no fact (excluding facts about general economic or market conditions) that has not been disclosed to SunGard and Newco in the Schedules referenced in this Agreement or otherwise in writing that has, or which such Principal believes will have, (a) a material adverse effect on MACESS' business, MACESS' Assets taken as a whole or MACESS's financial condition, or (b) a material adverse effect on the ability of such Principal to perform his obligations under this Agreement.

                Section 5:  Representations of SunGard and Newco

       Knowing that the Principals rely thereon, SunGard and Newco, jointly and severally represent and warrant to MACESS and the Principals as of the date of this Agreement, and covenant with MACESS and the Principals, as follows:

       5.1. Organization. SunGard and Newco each is a corporation that is duly organized, validly existing and in good standing under the Laws (as defined in Section 1.14) of the States of Delaware and Alabama, respectively. SunGard and Newco each possesses the full corporate power and authority to own its Assets, conduct its business as and where such business is presently conducted, and enter into this Agreement and the Plan. Newco is a wholly owned subsidiary of SunGard.

       5.2. Agreement. Each of SunGard's and Newco's execution, delivery and performance of this Agreement, and its consummation of the transactions contemplated by this Agreement, (a) have been duly authorized by all necessary corporate actions by their respective boards of directors, and in the case of Newco, its sole stockholder; (b) do not constitute a violation of or default under their respective charters or bylaws; (c) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which SunGard or Newco is a party or by which SunGard or Newco is bound; (d) do not constitute a violation of any Law (as defined in Section 1.14) or Judgment (as defined in Section 1.13) that is applicable to it or to their respective businesses or Assets, or to the transactions contemplated by this Agreement; and (e) except as stated on Schedule 5.2, do not require the Consent (as defined in Section 1.4) of any Person (as defined in Section 1.17). This Agreement constitutes the valid and legally binding agreement of each of SunGard and Newco, enforceable against each of them in accordance with its terms.

       5.3. SunGard's Stock. The authorized capital stock of SunGard is 60,000,000 shares of common stock, $0.01 par value per share ("SunGard Stock"), of which approximately 18,907,417 shares were issued and outstanding as of June 30, 1995 (such number of issued and outstanding shares is not adjusted for the two-for-one stock spit for which the payment date was July 7, 1995), and 5,000,000 shares of preferred stock, $0.01 par value per share, none of which is issued or outstanding. The shares of SunGard Stock to be issued as the merger consideration ("Total SunGard Stock Issued"): (a) when issued, shall be validly authorized, validly issued, fully paid and nonassessable; (b) constitute part of the class of securities that has been registered under the 1934 Act; and (c) will not be issued in violation of the preemptive right of any stockholder of SunGard.

       5.4. SEC Filings. SunGard has provided to Principals accurate and complete copies of the following reports and documents filed by SunGard with the SEC ("SEC Filings"): (a) SunGard's Annual Report on Form 10-K for the year ended December 31, 1994; (b) SunGard's 1994 Annual Report to Stockholders; (c) SunGard's April 3, 1995 Proxy Statement; and (d) SunGard's Quarterly Report on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995. As of their respective dates, none of the SEC Filings contained any untrue statement of any material fact or omitted any material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such statement or omission has been modified or superseded in a SEC Filing subsequently filed with the SEC. The SEC Filings comply with Federal securities law.

       5.5. Investment Matters. SunGard is acquiring the MACESS Stock for its own account for investment purposes only and not with a view to, or for sale in connection with, any resale or distribution thereof.

       5.6. Brokerage Fees. Except as set forth on Schedule 5.6, no Person acting on behalf of SunGard is or shall be entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement.

       5.7. Operations since June 30, 1995. Since June 30, 1995, there has been no adverse change or casualty loss having a material adverse effect on SunGard and its subsidiaries taken as a whole, or on their businesses, assets or financial condition taken as a whole, and there has been no material adverse change in SunGard's and its subsidiaries' financial performance taken as a whole.


     Section 6:  Securities Filings and Approval of the MACESS Stockholders

       6.1. Registration Statement. As promptly as practicable after the execution of this Agreement, SunGard shall prepare and file such registration statement (the "Registration Statement") as shall be necessary to register under the Securities Act of 1933, as amended, ("1933 Act") the shares of SunGard Stock to be issued and delivered to the Principals in accordance with this Agreement and the Plan. MACESS and each Principal shall promptly provide to SunGard all information concerning the business, financial condition and affairs of MACESS that may be required or reasonably requested by SunGard in connection with the preparation or filing of the Registration Statement, including without limitation the financial statements, financial statement schedules and auditor's consents required to be included therein or filed therewith, and shall otherwise cooperate and cause their representatives to cooperate with SunGard in the
preparation and filing of the Registration Statement.   The parties shall use
their best efforts to cause the Registration Statement to become effective as soon as practicable and to distribute copies of SunGard's prospectus and MACESS' information statement contained in such Registration Statement (the "Information Statement-Prospectus") to the MACESS Stockholders. After the execution of this Agreement and before the effectiveness of the Registration Statement, and thereafter until the Closing Date, MACESS and each Principal shall promptly advise SunGard of any facts that should be set forth in an amendment or supplement to the Information Statement-Prospectus or the Registration Statement, and each party shall take all actions that may be necessary to keep the Registration Statement and the Information Statement-Prospectus current and
effective until the Closing Date.   Except with the prior written consent of
SunGard, neither MACESS nor any Principal shall publish any communication, other than the Information Statement-Prospectus, relating to this Agreement, the Plan or the Transactions. SunGard shall not be required to maintain the effectiveness of the Registration Statement or the Information Statement-Prospectus for the purpose of resale by affiliates of MACESS.

       6.2. MACESS Stockholder Approval. As promptly as practicable after the Registration Statement becomes effective and in accordance with applicable law, MACESS will duly hold a meeting of its Stockholders ("Stockholders Meeting") for the purpose of voting on the Merger. MACESS shall not postpone or adjourn the Stockholders Meeting without the prior written consent of SunGard. Unless the board of directors of MACESS, in its good faith judgment determines that it is otherwise required by law, MACESS shall recommend the Merger to the Stockholders for approval. After the Stockholders shall have approved the Merger, such approval shall not be revocable. MACESS shall not solicit proxies from the Stockholders for use at the Stockholders Meeting. Except with the prior written consent of SunGard, neither MACESS nor any Principal shall distribute any materials to the Stockholders in connection with the Stockholders Meeting other than the Information Statement-Prospectus.

       6.3. MACESS' and Principals' Representations as to the Registration Statement. MACESS and the Principals, jointly and severally, warrant and represent to SunGard and Newco and covenant with SunGard and Newco that, at the time the Registration Statement shall become effective and at all times subsequent to effectiveness up to and including the Closing Date, the Registration Statement and all amendments or supplements thereto, with respect to the information therein furnished by MACESS, any Principal or its or their representatives, (a) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the respective rules and regulations thereunder, and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not
misleading.   MACESS and the Principals, jointly and severally, warrant and represent to SunGard and Newco, that all information furnished by MACESS, any Principal or its or their representatives for use in the filings described in or contemplated by this Agreement and the Plan shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. MACESS and the Principals shall, jointly and severally, indemnify and hold harmless SunGard, Newco, each Person who controls SunGard and/or Newco (within the meaning of Section 15 of the 1933 Act) and SunGard's and Newco's respective directors, officers and representatives, from and against any and all losses, claims, liabilities, damages and expenses (including reasonable attorneys' fees and court costs) that arise out of or are based upon a breach of any of the warranties, representations and covenants of this Section 6.3.

       6.4. SunGard's and Newco's Representations as to Registration Statement. SunGard and Newco, jointly and severally, warrant and represent to MACESS and the Principals and covenant with MACESS and the Principals that, at the time the Registration Statement shall become effective and at all times subsequent to effectiveness up to and including the Closing Date, the Registration Statement and all amendments or supplements thereto, with respect to the information therein furnished by SunGard or its representatives, (a) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the respective rules and regulations thereunder, and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. SunGard and Newco, jointly and severally, warrant and represent to MACESS and the Principals that all information furnished by SunGard or its representatives for use in the filings described in or contemplated by this Agreement and the Plan shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. SunGard and Newco, jointly and severally, shall indemnify and hold harmless MACESS, the Principals and the directors, officers and representatives of MACESS, from and against any and all losses, claims, liabilities, damages and expenses (including reasonable attorneys' fees and court costs) that arise out of or are based upon a breach of any of the warranties, representations and covenants of this Section 6.4.

       6.5. State Securities Filings. SunGard shall make all filings under applicable state securities laws that are required in connection with the Transactions. MACESS and each Principal shall cooperate with SunGard and furnish all information that may be required or reasonably requested by SunGard in connection with such filings.

    Section 7:  Certain Obligations of MACESS and Principals Pending Closing

       7.1. Conduct of MACESS' Business. Between the date of this Agreement and the Closing Date, except as disclosed in the Schedules or with the prior written consent of SunGard:

          (a) MACESS shall, and the Principals shall cause MACESS to, (i) conduct its business in a diligent manner, (ii) not make any material change in its business practices, and (iii) use its best efforts to preserve its business organization intact, keeping available the services of its current officers, employees, salesmen, agents and representatives, and maintaining the good will of its customers, suppliers and other Persons having business relations with MACESS. Each Principal involved in MACESS' daily business operations shall remain actively involved in MACESS' daily business operations, consistent with his past practices. MACESS and the Principals shall consult with SunGard as to the management of MACESS' business and affairs.

          (b) Except in the ordinary course of its business consistent with its past practices, MACESS shall not, and the Principals shall not permit MACESS to, (i) create or assume any claims, liens or other encumbrances upon any of its business or assets, (ii) incur any debt, liability or obligation, (iii) make any loan or advance, (iv) assume, guarantee or otherwise become liable for any debt, liability or obligation of any third party, (v) commit for any capital expenditure, (vi) sell, abandon or otherwise dispose of any assets, (vii) waive any right or cancel any debt or claim, (viii) assume, enter into or modify any contract other than this Agreement and the Plan (and any other contract contemplated herein), (ix) increase, or authorize an increase in, the compensation or benefits paid or provided to any of its directors, officers, employees, salesmen, agents or representatives, or (x) do anything else outside the ordinary course of its business consistent with its past practices, whether or not specifically described in any of the foregoing clauses.

          (c) Even in the ordinary course of its business consistent with its past practices, MACESS shall not, and the Principals shall not permit MACESS to, borrow or lend any funds, purchase any goods or services, lease any equipment, incur any debt, liability or obligation, or enter into any contract (excluding customer contracts and related commitments entered into in the ordinary course of business consistent with past practices) or other transaction involving, in any single case, an amount exceeding $25,000 or, in the aggregate, an amount exceeding $100,000.

          (d) MACESS shall not, and the Principals shall not permit MACESS to, (i) permit or cause a breach or default by it under any of its contracts, insurance policies, licenses or permits, (ii) adopt or enter into any new Employee Benefit Plan or modify any existing Employee Benefit Plan, (iii) participate in any merger, consolidation or reorganization, (iv) begin to engage in any new type of business, (v) acquire the business or any bulk assets of any other Person, (vi) completely or partially liquidate or dissolve, or (vii) terminate any material part of its business.

          (e) MACESS shall, and the Principals shall cause MACESS to, (i) maintain its real estate and fixed personal property assets in good condition,
(ii) maintain its insurance policies in full force and effect, (iii) repair, restore or replace any of its assets that is damaged, destroyed, lost or stolen,
(iv) comply with all applicable laws, (v) properly file all tax returns, annual reports and other returns and reports required to be filed by it, and (vi) fully pay when due all taxes and fees payable by it.

          (f) MACESS shall, and the Principals shall cause MACESS to, maintain its corporate existence and good standing in its jurisdiction of incorporation. MACESS shall not, and the Principals shall not permit MACESS to, amend its charter or bylaws.

          (g) MACESS shall not, and the Principals shall not permit MACESS to, redeem, retire or purchase, or create, grant or issue any options, warrants or other Contracts or Contract rights with respect to, any shares of MACESS Stock, or any other capital stock or other securities of MACESS, or create, grant or issue any stock options, stock appreciation rights, phantom shares or other similar rights. Neither MACESS nor the Principals shall permit any sales of the shares of MACESS Stock.

          (h) MACESS shall not nor shall any Principal sell, assign, give, pledge or otherwise transfer, dispose of or encumber any shares of the MACESS Stock, or any other capital stock or other securities of MACESS owned or held by it or him.

          (i) MACESS and each Principal shall maintain all shares of the MACESS Stock owned or held by it or him free and clear of all Encumbrances.

          (j) Neither MACESS nor any Principal shall buy, sell or engage in any other transaction involving SunGard Stock, other securities of SunGard or any equity interests in SunGard, other than the Merger and the other Transactions.

          (k) Neither MACESS nor any Principal shall enter into any contract or agreement that commits it or him to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section
7.1 or any other provisions of this Agreement or the Plan.

       7.2. Interim Financial Statements. For each calendar month that ends between August 31, 1995 and the Closing Date, MACESS shall, and the Principals shall cause MACESS to, promptly prepare and deliver to SunGard monthly financial statements, which shall be prepared in accordance with the principles utilized in preparing the August 1995 Balance Sheet and shall reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the financial condition of MACESS as of the end of such month and of the results of operations of MACESS for such month.

       7.3. Access to Information. For the purpose of keeping SunGard informed as to MACESS' financial condition and business operations, between the date of this Agreement and the Closing Date, MACESS and the Principals shall (a) permit SunGard and its authorized representatives to have reasonable access to MACESS' facilities and offices during normal business hours, to observe MACESS' operations, to meet with MACESS' officers, and MACESS officers will be responsive to all reasonable requests of SunGard for information.

       7.4. Consents. Between the date of this Agreement and the Closing Date, MACESS and the Principals shall in good faith use their best efforts to obtain all consents and approvals of all lenders, lessors, vendors, customers and other Persons necessary to permit the Merger and the other Transactions to be consummated without violating any loan agreement, lease or other material contract to which MACESS is a party or by which MACESS is bound, and to give the notices and make the filings described on Schedule 3.2.

       7.5. Acquisition Proposals. Between the date of this Agreement and the Closing Date, neither MACESS, nor any Principal, nor any officer, employee, representative or agent of MACESS shall, directly or indirectly, solicit, initiate, encourage or respond to any inquiries or proposals from, or participate in any discussions or negotiations with, or provide any non-public information to, any Person or group (other than SunGard and its officers, employees, representatives and agents) concerning any bulk sale of any of MACESS' assets, any sale of shares of capital stock or other securities of MACESS, or any merger, consolidation or similar transaction involving MACESS. MACESS and each Principal shall immediately advise SunGard of, and communicate to SunGard the terms of, any such inquiry or proposal received by MACESS or any Principal.

       7.6. Advice of Changes. Between the date of this Agreement and the Closing Date, MACESS and each Principal shall promptly advise SunGard, in writing, of any fact of which any of them obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of MACESS and/or any Principal contained in this Agreement).

       7.7. Hart-Scott-Rodino Filing. Between the date of this Agreement and the Closing Date, Featheringill shall file on behalf of Featheringill with respect to the Transactions the filing(s) required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and shall deliver to SunGard, accurate and complete copies of such filing(s). MACESS and the Principals shall use their best efforts to cause the applicable waiting periods under the HSR Act with respect to the Transactions to expire, and shall promptly provide all information concerning the business, financial condition and affairs of MACESS and the Principals that may be requested by the Federal Trade Commission or the Antitrust Division of the Department of Justice in connection with such filing(s) under the HSR Act.

       7.8. 8-K Reports. MACESS, the Principals and MACESS' accountants shall fully cooperate with SunGard and its accountants in connection with the furnishing of information, financial statements, audit reports, consents and other items required by SunGard in connection with the preparation and filing by SunGard of Current Reports on Form 8-K with respect to the Transactions, and MACESS and its accountants also shall assist SunGard and its accountants in connection with the preparation of any "pro forma" financial information to be included in any such Form 8-K.

       7.9. Binding Effect. Subject to approval of the Merger by the MACESS Stockholders, MACESS shall take such action as is required on its part to consummate the Merger and the other Transactions as of the earliest practicable date. MACESS shall not take, or cause to be taken, or to the best of its ability permit to be taken, any action that would impair the prospect of completing the Merger and the other Transactions. Neither MACESS nor any Principal shall knowingly take any action that would prevent the Merger from qualifying for pooling-of-interests accounting treatment.

      Section 8:  Certain Obligations of SunGard and Newco Pending Closing

       8.1. Corporate Status. Between the date of this Agreement and the Closing Date:

          (a) SunGard and Newco each shall maintain its corporate existence and good standing in the States of Delaware and Alabama, respectively, and shall not amend its charter or bylaws in any manner that would be inconsistent with its obligations under this Agreement or the Plan.

          (b) Neither SunGard nor Newco shall enter into any contract or agreement that commits it to take any action or omit to take any action that would be inconsistent with any of the provisions of this Section 8.1 or any other provisions of this Agreement or the Plan.

       8.2. Material Consents. Between the date of this Agreement and the Closing Date, SunGard and Newco shall in good faith cooperate with MACESS and the Principals in their efforts to obtain the consents and approvals, and to give the notices and make the filings, described in Schedule 5.2.

       8.3. SEC Reports. Between the date of this Agreement and the Closing Date, SunGard shall file all reports and other filings required to be filed by it under the 1934 Act, and SunGard shall deliver to MACESS and the Principals, promptly after they become available, all registration statements, proxy statements, reports and other filings, and all amendments thereto, that SunGard files with the SEC.

       8.4. Hart-Scott-Rodino Filing. Between the date of this Agreement and the Closing Date, SunGard shall file on behalf of SunGard with respect to the Transactions the filing(s) required under the HSR Act. SunGard and Newco shall use their best efforts to cause the applicable waiting periods under the HSR Act with respect to the Transactions to expire, and shall promptly provide all information concerning the business, financial condition and affairs of SunGard and Newco that may be requested by the Federal Trade Commission or the Antitrust Division of the Department of Justice in connection with such filing(s) under the HSR Act.

       8.5. Advice of Changes. Between the date of this Agreement and the Closing Date, SunGard shall promptly advise MACESS and the Principals, in writing, of any fact of which it obtains knowledge and that, if existing or known as of the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement (it being understood that such advice shall not be deemed to modify the representations, warranties and covenants of SunGard and/or Newco contained in this Agreement).

       8.6. Binding Effect. SunGard and Newco shall take such action as is required on their part to consummate the Merger and the other Transactions as of the earliest practicable date, and neither SunGard nor Newco shall take, or cause to be taken, or to the best of its ability permit to be taken, any action that would impair the prospect of completing the Merger and the other Transactions. Neither SunGard nor Newco shall knowingly take any action that would prevent the Merger from qualifying for pooling-of-interests accounting treatment.

Section 9:  Conditions Precedent to MACESS' and Principals' Closing Obligations

       Each obligation of MACESS and the Principals to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this Section 9, except to the extent that such satisfaction is waived by MACESS in writing.

       9.1. Effectiveness of Registration Statement. The Registration Statement shall have become effective under the 1933 Act, no stop order suspending its effectiveness shall be in effect, and no stop order proceeding with respect thereto shall be pending or threatened.

       9.2. Approval of the MACESS Stockholders. The Merger shall have been duly approved by the affirmative vote of MACESS Stockholders entitled to vote at least two thirds of each class of the outstanding shares of MACESS Stock.

       9.3.        SunGard's and Newco's Representations.   All representations,
warranties and certifications made by SunGard and/or Newco in this Agreement or pursuant hereto shall not have been false or misleading in any material respect.

       9.4. SunGard's and Newco's Performance. All of the terms and conditions of this Agreement to be satisfied or performed by SunGard and/or Newco on or before the Closing Date shall have been substantially satisfied or performed.

       9.5. Absence of Proceedings. No action, suit or other proceeding shall have been instituted (excluding any action, suit or proceeding instituted by or on behalf MACESS or any Principal), no judgment or order shall have been issued, and no new law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the Merger or any of the other Transactions.

       9.6. Adverse Changes. There shall not have been any adverse change or casualty loss having a material adverse effect on SunGard and its subsidiaries taken as a whole, or on their businesses, assets or financial condition taken as a whole, between the date of this Agreement and the Closing Date, and there shall not have been any material adverse change in SunGard's and its subsidiaries' financial performance taken as a whole between the date of this Agreement and the Closing Date.

       9.7. Hart-Scott-Rodino. All applicable waiting periods with respect to the transactions contemplated by this Agreement shall have expired under the HSR Act, and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have (a) required any party to divest itself of any assets in order to consummate such transactions, or (b) taken any actions to prohibit the consummation of such transactions.

 Section 10:  Conditions Precedent to SunGard's and Newco's Closing Obligations

       Each obligation of SunGard and Newco to be performed on the Closing Date shall be subject to the satisfaction of each of the conditions stated in this
Section 10, except to the extent that such satisfaction is waived by SunGard in writing.

       10.1. Qualification for Pooling Treatment. SunGard shall have received a letter from Coopers & Lybrand L.L.P., dated the Closing Date, to the effect that, based on the facts known to such accountants as of such date, the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement and the Plan.

       10.2. Effectiveness of Registration Statement. The Registration Statement shall have become effective under the 1933 Act, no stop order suspending its effectiveness shall be in effect, and no stop order proceeding with respect thereto shall be pending or threatened.

       10.3. Affiliate Letters. SunGard shall have received, from each affiliate of MACESS other than MACESS and the Principals (if any), a duly signed letter, in form and substance satisfactory to SunGard, stating that such affiliate (a) has not sold any shares of capital stock or other securities of MACESS or of SunGard at any time during the 30-day period ending on the Closing Date, and (b) will not sell, assign, give, pledge or otherwise transfer, dispose of or reduce such affiliate's risk relating to any of such affiliate's shares of capital stock or other securities of MACESS or of SunGard until SunGard shall have published financial results covering at least 30 days of post-Merger combined operations of SunGard and MACESS ("Publication Date") and, thereafter, except in compliance with applicable federal and state securities laws.

       10.4. Approval of the MACESS Stockholders. The Merger shall have been duly approved by the affirmative vote of MACESS Stockholders entitled to vote at least ninety-two percent (92%) of each class of the outstanding shares of MACESS Stock.

       10.5. MACESS' and the Principals' Representations. All representations, warranties and certifications made by MACESS and/or any Principal in this Agreement or pursuant hereto shall not have been false or misleading in any material respect.

       10.6. MACESS' and the Principals' Performance. All of the terms and conditions of this Agreement to be satisfied or performed by MACESS and/or any Principal on or before the Closing Date shall have been substantially satisfied or performed.

       10.7. Absence of Proceedings. No action, suit or other proceeding shall have been instituted (excluding any such action, suit or proceeding initiated by or on behalf SunGard or any of its subsidiaries), no judgment or order shall have been issued, and no new law shall have been enacted, on or before the Closing Date, that seeks to or does prohibit or restrain, or that seeks damages as a result of, the consummation of the Merger or any of the other Transactions.

       10.8. Adverse Changes. There shall not have been any material adverse change or material uninsured casualty loss affecting MACESS, or its business, assets or financial condition, between the date of this Agreement and the Closing Date, and there shall not have been any material adverse change in the financial performance of MACESS between the date of this Agreement and the Closing Date.

       10.9. Hart-Scott-Rodino. All applicable waiting periods with respect to the transactions contemplated by this Agreement shall have expired under the HSR Act, and neither the Federal Trade Commission nor the Antitrust Division of the Department of Justice shall have (a) required any party to divest itself of any assets in order to consummate such transactions, or (b) taken any actions to prohibit the consummation of such transactions.

                              Section 11:  Closing

       11.1. Closing. The closing of the Merger (the "Closing") shall be held at a mutually agreeable time on the date of the Stockholders Meeting or as soon thereafter as is practicable (the "Closing Date"), at such location and in such manner as is mutually acceptable to the parties. On the Closing Date or as soon thereafter as is practicable, the parties shall cause the Plan and a proper Certificate or Articles of Merger to be filed with the proper officials of the State of Alabama, and the parties shall take such further actions as may be required by the State of Alabama, and any other applicable laws in connection with the consummation of the Merger. The Merger shall be effective on the date such filing is made with the State of Alabama (the "Effective Date").

       11.2. Principals' Obligations at Closing. At the Closing, the Principals shall deliver the following to SunGard:

               (a) MACESS Stock. Stock certificates representing all of the issued and outstanding shares of MACESS Stock, together with assignments separate from certificate in blank, dated the Effective Date and duly executed by the Principals.

               (b) Documents of Transfer. All instruments or documents necessary to change the names of the individuals who have access to or are authorized to make withdrawals from or dispositions of all bank accounts, other accounts, certificates of deposits, marketable securities, other investments, safe deposit boxes, lock boxes and safes of MACESS described on Schedule 3.4 and all keys and combinations to all safe deposit boxes, lock boxes and safes of MACESS and other depositories described on Schedule 3.4.

               (c) Closing Certificate. A certificate, dated the Closing Date, in form and substance satisfactory to SunGard, signed by the Chairman and President of MACESS and by each Principal, certifying, jointly and severally, that (i) all representations and warranties made by MACESS and/or any Principal in this Agreement are correct in all material respects as of the Closing Date, as if made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement, (ii) all of the terms and conditions of this Agreement to be satisfied or performed by MACESS and/or any Principal on or before the Closing Date have been substantially satisfied or performed, and
(iii) there has not been any material adverse change or material uninsured casualty loss affecting MACESS, or its business, assets or financial condition, between the date of this Agreement and the Closing Date, and there has not been any material adverse change in MACESS' financial performance between the date of this Agreement and the Closing Date.

               (d) Articles of Mergers. The Certificate of Merger (as defined in
Section 11.3(b)), dated the Closing Date and duly executed by MACESS.

               (e) Consents. The original signed copies of all Consents listed on Schedule 3.2.

               (f) Escrow. The Escrow Agreement (as defined in
Section 11.3(c)), dated the Closing Date and duly executed by MACESS, the Stockholders Agent and each Principal.

               (g) Minute Books and Resignations. All of the original minute books and stock books of MACESS and duly executed resignations, dated the Effective Date, of all directors and officers of MACESS other than as specified by SunGard.

               (h) Good Standing. Good standing certificates for MACESS, dated no earlier than ten (10) days before the Closing Date, from the State of Alabama and from each other jurisdiction in which it is qualified or registered to do business as a foreign corporation.

               (i) Incumbency Certificate. A certificate of the Secretary of MACESS as to the incumbency and signatures of the officers of MACESS executing this Agreement.

               (j) Resolutions. Copies of the resolutions duly adopted by the board of directors of MACESS, authorizing MACESS to execute, deliver and perform this Agreement and the Plan and to consummate the Transactions, certified by an officer of MACESS as in full force and effect, without modification or rescission, on and as of the Closing Date.

               (k) Opinion of Counsel. An opinion of counsel to MACESS and the Principals addressed to SunGard and dated the Closing Date, in form and substance reasonably acceptable to SunGard.

               (l) General Release. A General Release of MACESS, in form acceptable to SunGard, dated the Closing Date and duly executed by each of the Principals, releasing MACESS from all claims other than those arising under employment contracts, and as to Richard T. Harley, a Promissory Note and Covenant Not to Compete Agreement.

               (m) Employees and Independent Contractors. Copies of employee agreements, in the form normally used by MACESS, signed by all current employees of MACESS who as of the date of this Agreement had not yet signed such agreements (as identified on Schedule 14); and a copy of such an employee agreement signed by Featheringill provided that Featheringill's employee agreement shall acknowledge and except out the matters referred to in Section 14.5.

               (n) Shareholder's Basis. A schedule listing for each Stockholder of MACESS that Stockholder's tax basis in his or its MACESS Stock.

               (o) Stock Pledge Agreements. For each Stockholder of MACESS who received MACESS Stock on December 28, 1994 ("Note Stock") in exchange for a note payable to MACESS ("Note"), a Stock Pledge Agreement, dated the Closing Date, in form and substance satisfactory to SunGard, executed by such Stockholder and by MACESS, providing for the waiver by MACESS of its repurchase rights with respect to such Stockholder's Note Stock, in exchange for and consideration of the receipt by MACESS of a pledge of such Stockholder's SunGard Stock received in the Merger as collateral for such Stockholder's Note.

               (p) Certain Closing Representations. A certificate, dated the Closing Date, in form and substance satisfactory to SunGard, signed by the Principals, in which the Principals represent and warrant to SunGard and Newco as of the Closing Date as follows:

                   (i) There is no present plan or intention by the Principals to sell, exchange, or otherwise dispose of a number of shares of SunGard Stock (as defined in Section 5.3) received in the Merger that would reduce the Principals' ownership of SunGard Stock to a number of shares having a value, as of the Effective Date of the Merger, of less than 50% of the value of all of the formerly outstanding stock of MACESS as of the same date. For purposes of this representation shares of MACESS Stock and shares of SunGard Stock held by any of the Principals and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger shall be included. In the Merger, shares of MACESS Stock representing control of MACESS, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of SunGard. Except as set forth on Schedule 3.3, MACESS does not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any Person could acquire stock in MACESS that, if exercised or converted, would affect SunGard's acquisition or retention of control of MACESS, as defined in Section 368(c) of the Code.

MACESS is not an investment company within the meaning of Section
368(a)(2)(F)(iii)) and (iv) of the Code.

                   (ii) As to each Principal, such Principal has received and examined the Information Statement-Prospectus, as well as SunGard's April 3, 1995 Proxy Statement, SunGard's Annual Report on Form 10-K for the year ended December 31, 1994, SunGard's 1994 Annual Report to Stockholders and SunGard's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995. Such Principal has had the opportunity to ask questions and receive answers from SunGard concerning SunGard, and has been furnished with all other information about SunGard which he or it has requested.

               (q) Other Documents. All other agreements, certificates, instruments, financial statement certifications, opinions of counsel and documents reasonably requested by SunGard in order to fully consummate the Transactions and carry out the purposes and intent of this Agreement and the Plan.

       11.3. SunGard's and Newco's Obligations at Closing. At the Closing, SunGard and Newco shall deliver the following to the Principals:

               (a) SunGard Stock. Certificates representing the shares of SunGard Stock to which the Principals are entitled to at Closing, in accordance with Section 2 and the Plan.

               (b) Articles of Mergers. Articles of Merger for the State of Alabama, in form and substance acceptable to the parties ("Certificate of Merger"), dated the Closing Date and duly executed by Newco.

               (c) Escrow. An Escrow Agreement, substantially in the form attached hereto as Exhibit 11.3(c) ("Escrow Agreement"), dated the Closing Date and duly executed by SunGard and the escrow agent thereunder.

               (d) Closing Certificate. A certificate, dated the Closing Date, in form and substance satisfactory to the Principals, signed by the Chief Financial Officer of SunGard, certifying that (i) all representations and warranties made by SunGard and/or Newco in this Agreement are correct in all material respects as of the Closing Date, as if made on and as of the Closing Date, except for changes contemplated or permitted by this Agreement, (ii) all of the terms and conditions of this Agreement to be satisfied or performed by SunGard and/or Newco on or before the Closing Date have been substantially satisfied or performed, and (iii) there shall not have been any adverse change or casualty loss having a material adverse effect on SunGard and its subsidiaries taken as a whole, or on their businesses, assets or financial condition taken as a whole, between the date of this Agreement and the Closing Date, and there shall not have been any material adverse change in SunGard's and its subsidiaries' financial performance taken as a whole between the date of this Agreement and the Closing Date.

               (e) Good Standing. Good standing certificates for SunGard and Newco, dated no earlier than ten (10) days before the Closing Date, from the States of Delaware and Alabama, respectively.

               (f) Resolutions. Copies of the resolutions duly adopted by the board of directors of SunGard and by the board of directors and the sole stockholder of Newco, authorizing SunGard and Newco, respectively, to execute, deliver and perform this Agreement and the Plan and to consummate the Transactions, certified by an officer of SunGard or Newco, respectively, as in full force and effect, without modification or rescission, on and as of the Closing Date.

               (g) Incumbency Certificate. A certificate of the Secretary of each of SunGard and Newco as to the incumbency and signatures of the officers of SunGard and Newco executing this Agreement.

               (h) Opinion of Counsel. An opinion of counsel to SunGard, addressed to the Principals and dated the Closing Date, in form and substance reasonably acceptable to the Principals,

               (i) Other Documents. All other agreements, certificates, instruments, opinions of counsel and documents reasonably requested by the Principals in order to fully consummate the Transactions and carry out the purposes and intent of this Agreement.

          Section 12:  Certain Obligations of Principals after Closing

       12.1. Restrictions on Dispositions of SunGard Stock. From and after the Closing Date, none of the Principals shall sell, assign, give, pledge (except in connection with fully recourse bank loans) or otherwise transfer, dispose of or reduce his risk relating to any of his shares of capital stock or other securities of MACESS or of SunGard until the Publication Date (as defined in Section 10.3), and, thereafter, except in compliance with applicable federal and state securities laws.

       12.2. Cooperation with SunGard and the Surviving Corporation. From and after the Closing Date, (a) each Principal shall fully cooperate to transfer to SunGard and the Surviving Corporation the full control and enjoyment of MACESS' Business and Assets; (b) none of the Principals shall take any action, directly or indirectly, alone or together with others, that obstructs or impairs the smooth assumption by SunGard and the Surviving Corporation of MACESS' Business and the Assets; (c) each Principal shall fully cooperate with SunGard and the Surviving Corporation in connection with the preparation and audit of any financial statements of MACESS for periods before the Closing Date, including, where appropriate, the signing of such management representation letters are required in connection with such audit; and (d) the Principals shall promptly deliver to SunGard and the Surviving Corporation all correspondence, papers, documents and other items and materials received by any of the Principals or found to be in the possession of any of the Principals which pertain to MACESS' Business or the Assets.

       12.3. Further Assurances. At any time and from time to time after the Closing Date, at SunGard's request and without further consideration (but at SunGard's expense), each Principal shall promptly execute and deliver all such further agreements, certificates, instruments and documents and perform such further actions as SunGard may reasonably request, in order to fully consummate the Merger and the other Transactions and to fully carry out the purposes and intent of this Agreement and the Plan, including, but not limited to, such documents and actions as may be required in connection with the continuation or termination of MACESS' employee benefit plans, the adoption by the Surviving Corporation of SunGard's employee benefit plans, and the filing of tax returns of MACESS for all periods ending on or before the Effective Date.

Section 13: Certain Obligations of SunGard and the Surviving Corporation after Closing

       13.1. Final Tax Returns. Surviving Corporation shall timely prepare and file all federal and state income tax returns required to be filed by MACESS for the period from January 1, 1995 through the Effective Date, and the Principals shall fully cooperate with the Surviving Corporation with respect thereto.

       13.2. Employment Matters. All Persons who are full-time employees of MACESS on the Effective Date shall continue to be employed by the Surviving Corporation after the Effective Date on an "at-will" basis and for salaries or wages consistent with the levels in effect as of the date of this Agreement.

       13.3. Employee Benefit Plans. As soon as is practicable after the Effective Date, SunGard and the executives of MACESS shall review MACESS' Employee Benefit Plans to determine which such plans should remain in effect as plans of the Surviving Corporation and which should be replaced with SunGard's Employee Benefit Plans, with a view toward replacing all of MACESS' Employee Benefit Plans with SunGard's Employee Benefit Plans except where cost factors or unusual circumstances dictate otherwise. Immediately after the Merger, except as provided above in this Section 13.3, the employees of MACESS shall be entitled to participate in SunGard's applicable standard Employee Benefit Plans, as and when such employees become eligible to participate under the terms of such plans, and after MACESS' employees are eligible to participate in a SunGard standard Employee Benefit Plan, the corresponding, separate Employee Benefit Plans of MACESS shall be terminated. Each employee of MACESS shall receive credit, to the extent possible under the applicable standard Employee Benefit Plans of SunGard, for his or her years of service with MACESS.

       13.4. Disposition of Savings Plan. After the Effective Date, the following plans of MACESS shall be handled as follows:

          (a) As soon as is practicable after the Effective Date, MACESS' 401(k) (the "401(k) Plan") shall be "frozen" and the employees of MACESS shall begin to participate in SunGard's 401(k) Savings Plan. As soon as is practicable after the Effective Date but not later than nine months thereafter, the full accounts of the MACESS employees under the MACESS 401(k) Plan shall be transferred directly to the accounts of such employees under SunGard's 401(k) Savings Plan, and the MACESS 401(k) Plan shall terminate.

          (b) As soon as is practicable after the Effective Date, the Surviving Corporation shall adopt and join in SunGard's Employee Stock Purchase Plan.

              Section 14: Restrictive Covenants of the Principals.

       14.1. Certain Acknowledgements. Each Principal expressly acknowledges that:

          (a) "Imaging Business" shall mean the developing, enhancing and licensing of imaging-based, automated document management or work flow management proprietary Software and computer systems that provide functionality the same as or substantially similar to the functionality contained in the Software products and computer systems marketed, licensed, owned, claimed to have been owned, under development or planned by MACESS at any time prior to the Effective Date (or, with respect to a Principal who remains an employee of the Surviving Corporation after the Effective Date, the date of such Principal's termination of employment with the Surviving Corporation, SunGard or any of its affiliates) ("Imaging Software") and providing data processing and related services using the Imaging Software and such computer systems; irrespective of the hardware platform or software platform on which the Imaging Software and computer systems operate, irrespective of the technology utilized to effect such functionality, irrespective of the markets to which the Imaging Software and computer systems are marketed or licensed and irrespective of which existing and/or future subsidiaries of SunGard may engage in such business. SunGard and all existing and future subsidiaries of SunGard, including MACESS, engaged in the Imaging Business are referred to as the "SunGard Group."

          (b) The Imaging Business is highly competitive, is marketed throughout the United States, and requires long sales "lead times" often up to one year. MACESS expends, and the SunGard Group will expend, substantial time and money, on an ongoing basis, to train its employees, maintain and expand its customer base, and improve and develop its software and services.

          (c) In connection with the Transactions and during his tenure as an owner and/or executive of MACESS, he has had access to proprietary and confidential property, knowledge and information of MACESS' operations which, after Closing, shall be proprietary and confidential property, knowledge and information of the SunGard Group; such property, knowledge and information must be kept in strict confidence to protect the Imaging Business and maintain the SunGard Group's competitive positions in the marketplace; and such knowledge and information would be useful to competitors of the SunGard Group for indefinite periods of time.

          (d) The covenants of this Section 14 (the "Covenants") are a material part of this Agreement and are an integral part of the obligations of the Principals hereunder; the Covenants are supported by good and adequate consideration; and the Covenants are reasonable and necessary to protect the legitimate business interests of the SunGard Group.

       14.2. Nondisclosure Covenants. At all times after the date of this Agreement, for an indefinite period of time, except with SunGard's prior written consent, or except in connection with the proper performance of services for and as an employee of the SunGard Group, none of the Principals shall, directly or indirectly, in any capacity:

          (a) Communicate, publish or otherwise disclose to any Person, or use for the benefit of any Person, any confidential or proprietary property, knowledge or information of the SunGard Group or concerning any of its business, software, assets or financial condition, no matter when or how such knowledge or information was obtained, including without limitation (a) any information concerning the Assets, or the conduct and details of MACESS' Business; (b) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts at customers and prospects; (c) prices, renewal dates and other detailed terms of customer and supplier Contracts and proposals; (d) pricing policies, marketing and sales strategies, methods of delivering Software and services, and Software and service development projects and strategies; (e) source code, object code, user manuals, technical manuals and other documentation for Software products; (f) screen designs, report designs and other designs, concepts and visual expressions for Software products; (g) employment and payroll records; (h) forecasts, budgets and other nonpublic financial information; and (i) expansion plans, management policies, methods of operation, and other business strategies and policies.

          (b) Disclose, use or refer to any proprietary software or other confidential or proprietary property, knowledge or information of the SunGard Group, no matter when or how acquired, for any purpose not in furtherance of the business and interests of the SunGard Group, including without limitation the purposes of designing, developing, marketing and/or selling any Software that is similar to, visually or functionally, or competitive with any proprietary Software of the SunGard Group.

       14.3. Noncompetition Covenants. During the period beginning on the date of this Agreement and ending on the third (3rd) anniversary of the Effective Date (or with respect to the Principals employed by Surviving Corporation, the later of: (i) the third (3rd) anniversary of the Effective Date, or (ii) the first (1st) anniversary of the date of termination of employment with SunGard or any of its affiliates), except with SunGard's prior written consent, none of the Principals shall, directly or indirectly, in any capacity, at any location worldwide:

          (a) Communicate with or solicit any Person who is or during such period becomes a customer, prospect, supplier, employee, salesman, agent or representative of, or a consultant to, the SunGard Group, in any manner which interferes or might interfere with such Person's relationship with the Imaging Business of the SunGard Group, or in an effort to obtain any such Person as a customer, supplier, employee, salesman, agent or representative of, or a consultant to, any other Person that conducts a business competitive with or similar the Imaging Business.

          (b) Market or sell, in any manner other than in furtherance of the business and interests of the SunGard Group, any Imaging Software.

          (c) Establish, own, manage, operate, finance or control, or participate in the establishment, ownership, management, operation, financing or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person that conducts an Imaging Business.


It is the intent of the Parties that each of the Principals be prohibited for said period from selling, marketing or furthering a system that has substantially the same functionality as the Imaging Software and can be used in lieu of the Imaging Software in a competitive manner against the Imaging Software of the SunGard Group.

       14.4. Certain Exclusions. Confidential and proprietary property, knowledge and information of the SunGard Group shall not include any information that is now known by or readily available to the general public, nor shall it include any information that in the future becomes known by or readily available to the general public other than as a result of any breach of the Covenants of this Agreement. The ownership by any of the Principals of not more than five percent (5%) of the outstanding securities of any public company shall not, by itself, constitute a breach of the Covenants of Section 14.3, even if such public company competes with the SunGard Group. Any noncontrolling, passive, investment by Featheringill in the ordinary course of his venture capital financing shall not constitute a breach of the Covenants of Section 14.3, even if the company in which Featheringill makes such noncontrolling passive investment competes with the SunGard Group.

       14.5. Newsoftco. The parties acknowledge that MACESS has entered into an agreement with another company ("Newsoftco"), of which MACESS and Featheringill are investors, to construct an electronic software system consisting of the integration of various functions and programs described in
Exhibit 14.5 attached hereto. Based on the representations and information contained in Exhibit 14.5, it is agreed that the development and the operation of Newsoftco is not competitive with the current business and functionality of MACESS and that the involvement of MACESS and Featheringill in Newsoftco shall not constitute a breach of Section 14.3 of this Agreement.

       14.6. Enforcement of Covenants. Each of the Principals expressly acknowledges that it would be extremely difficult to measure the damages that might result from any breach of the Covenants, and that any breach of the Covenants will result in irreparable injury to the SunGard Group for which money damages could not adequately compensate. If a breach of the Covenants occurs, then the SunGard Group shall be entitled, in addition to all other rights and remedies that it may have at law or in equity, to have an injunction issued by any competent court enjoining and restraining the Principals and all other Persons involved therein from continuing such breach. The existence of any claim or cause of action that any of the Principals or any such other Person may have against any member of the SunGard Group shall not constitute a defense or bar to the enforcement of any of the Covenants. If the SunGard Group must resort to litigation to enforce any of the Covenants that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such Covenant.

       14.7. Scope of Covenants. If any Covenant, or any part thereof, or the application thereof, is construed to be invalid, illegal or unenforceable, then the other Covenants, or the other portions of such Covenant, or the application thereof, shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or other factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

                          Section 15:  Indemnification

       15.1. Principals' General Indemnification. From and after the Closing Date, the Principals, with liability allocated in accordance with
Section 15.5, shall indemnify and hold harmless the members of the SunGard Group and all affiliated SunGard entities, and their respective successors and assigns, and their respective directors, officers, employees, agents and representatives, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses, including without limitation reasonable attorney's fees and court costs, arising out of or caused by, directly or indirectly, any or all of the following:

          (a) Misrepresentation. Any misrepresentation, breach or failure of any warranty or representation made in or pursuant to this Agreement.

          (b) Unscheduled Obligations. Obligations other than: (i) Obligations reflected on the August 1995 Balance Sheet, (ii) Obligations set forth in Schedule 3.8, (iii) Obligations under Contracts listed or not required to be listed on Schedule 3.14, provided that as of August 31, 1995, no such Obligation consisted of or resulted from a default under or violation of any such Contract, and (iv) Obligations incurred since August 31, 1995 and not in breach of any of the representations and warranties made in Section 3.9 or any of the covenants of Section 7.1.

          (c) Taxes. Any deficiency or adjustment for Taxes and related interest, penalties and expenses, assessed against or imposed upon MACESS (or its successor) with respect to any period ending on or before the Closing Date to the extent not reserved against on the August 1995 Balance Sheet. The right of the SunGard Group to indemnification under this Section 15.1(c) shall not be affected by the fact that the applicable tax deficiency, adjustment, interest or penalties may be assessed against SunGard as a result of the fact that, after the Closing Date, MACESS shall be included in the consolidated federal income tax returns filed by SunGard; provided that the Principals shall not be liable for Taxes, interest, penalties and expenses to the extent resulting solely from voluntary amendments to previously filed tax returns made after Closing by MACESS or SunGard.

       15.2. Indemnification Procedures. With respect to each event, occurrence or matter ("Indemnification Matter") as to which any member of the SunGard Group (the "Indemnitee") is entitled to indemnification from the Principals (the "Indemnitor") under this Section 15:

          (a) Notice. Within ten (10) days after the Indemnitee receives written documents underlying the Indemnification Matter or, if the Indemnification Matter does not involve a third-party action, suit, claim or demand, promptly after the Indemnitee first has actual knowledge of the Indemnification Matter, the Indemnitee shall give reasonably detailed notice to the Indemnitor of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith ("Indemnification Notice"), together with copies of any such written documents.

          (b) Defense. If a third-party action, suit, claim or demand is involved, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, promptly assume and have sole control over the litigation, defense or settlement (the "Defense") of the Indemnification Matter, except that (a) the Indemnitee may, at its option and expense and through counsel of its choice, participate in (but not control) the Defense; (b) if the Indemnitee reasonably believes that the handling of the Defense by the Indemnitor may have a material adverse affect on the Indemnitee, its business or financial condition, or its relationship with any customer, prospect, supplier, employee, salesman, consultant, agent or representative, then the Indemnitee may, at its option and expense and through counsel of its choice, assume control of the Defense, provided that the Indemnitor shall be entitled to participate in the Defense at its expense and through counsel of its choice; (c) the Indemnitor shall not consent to any Judgment, or agree to any settlement, without the Indemnitee's prior written consent; and (d) if the Indemnitor does not promptly assume control over the Defense or, after doing so, does not continue to prosecute the Defense in good faith, the Indemnitee may, at its option and through counsel of its choice, but at the Indemnitor's expense, assume control over the Defense. In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense, including without limitation by furnishing all available documentary or other evidence as is reasonably requested by the other.

          (c) Payments. All amounts owed by the Indemnitor to the Indemnitee (if any) shall be paid in full within fifteen (15) business days after a final Judgment (without further right of appeal) determining the amount owed is rendered, or after a final settlement or agreement as to the amount owed is executed.

       15.3. Limits on Indemnification. Liability under this Section 15 shall be limited as follows:

          (a) Threshold. No amount shall be payable under this Section 15 unless and until the aggregate amount otherwise payable under this Section 15 exceeds Six Hundred Thousand Dollars ($600,000), in which event the Indemnitor shall pay such aggregate amount and all future amounts payable by the Indemnitor under this Section 15.

          (b)      Ceiling.

                   (i) With respect to Indemnification Matters related to title to or infringement caused by any Software product, or component thereof, which was marketed, licensed, owned or claimed to have been owned by MACESS at any time before Closing ("Software Indemnification Matter"), except as set forth in Section 15.4, the total liability under this Section 15 shall not exceed two thirds (2/3) of the Merger Consideration (as defined below), and each Principal's total liability under this Section 15 shall not exceed two thirds (2/3) of such Principal's share of the Merger Consideration, in accordance with the applicable percentages set forth on Exhibit 15.5. "Merger Consideration" means the Total SunGard Stock Issued multiplied by the last reported sale price of one share of SunGard Stock, as reported on The Nasdaq Stock Market on the Closing Date.


                   (ii) With respect to all other Indemnification Matters, except as set forth in Section 15.4, the total liability under this Section 15 shall not exceed ten percent (10%) of the Merger Consideration and each Principal's total liability under this Section 15 shall not exceed ten percent (10%) of such Principal's share of the Merger Consideration, in accordance with the applicable percentages set forth on Exhibit 15.5.

          (c)      Time Periods.

                   (i) With respect to Indemnification Matters expected to be encountered in the routine audit process of a wholly-owned subsidiary, the Indemnitor shall not be liable as to any such Indemnification Matter for which the Indemnitee does not give an Indemnification Notice to the Indemnitor in accordance with Section 15.2.(a) by March 31, 1996.

                   (ii) With respect to Software Indemnification Matters, the Indemnitor shall not be liable as to any such Indemnification Matter for which the Indemnitee does not give an Indemnification Notice to the Indemnitor in accordance with Section 15.2.(a) within five (5) years after the Effective Date.

                   (iii) With respect to all other Indemnification Matters, except as set forth in Section 15.4, the Indemnitor shall not be liable as to any such Indemnification Matter for which the Indemnitee does not give an Indemnification Notice to the Indemnitor in accordance with Section 15.2.(a) within twelve (12) months after the Effective Date.

       15.4.       Exceptions.    None of the foregoing limitations shall apply
in the case of any Indemnification Matter involving (i) intentional misrepresentation, fraud or criminal matters; or (ii) an Indemnification Matter the basis of which is a breach of the representations and/or warranties contained in Section 4.

       15.5.       Allocation.

          (a) Except as to an Indemnification Matter the basis of which is a breach of the representations and/or warranties contained in Section 4, all liability under this Agreement shall be allocated in accordance with the applicable percentages set forth on Exhibit 15.5. SunGard shall be paid first from the Escrow Stock (as defined in the Escrow Agreement) to the extent available and sufficient by having the Escrow Agent distribute from the Escrow Stock to SunGard such number of shares of SunGard Stock as is equal to (i) the amount for which the SunGard Group is entitled to indemnification divided by
(ii) the last reported sale price of one share of SunGard Stock, as reported on The Nasdaq Stock Market on the Closing Date, and if the Escrow Stock is either not available or not sufficient, then each Principal shall pay SunGard directly such Principal's share of the insufficiency, in accordance with the applicable percentages set forth on Exhibit 15.5.

          (b) With respect to an Indemnification Matter the basis of which is a breach of the representations and/or warranties contained in Section 4, SunGard shall collect from such Principal's share of the Escrow Stock to the extent available and sufficient, and if the Escrow Stock is either not available or not sufficient, then such Principal shall pay SunGard directly the amount of the insufficiency.

       15.6.       Mediation.   If a dispute between the Principals and SunGard
arises out of or relates to an Indemnification Matter, and if the dispute cannot be settled through negotiation between the parties, the parties agree first to try in good faith to settle the dispute by non-binding mediation in Alabama under the Mediation Rules of the American Arbitration Association with a neutral mediator selected by the American Arbitration Association, before resorting to litigation.

       15.7. Featheringill and The Family Partnership Liability. The foregoing in this Section 15 notwithstanding, all liability of Featheringill and The Family Partnership under this Agreement shall be joint and several, and for the purposes of allocating liability under Section 15.5 and determining the maximum liability under Section 15.3.(b), the percentage applicable to the joint and several liability of Featheringill and The Family Partnership shall be the sum of the percentages next to their respective names on Exhibit 15.5.

                         Section 16:  Other Provisions

       16.1. Termination. At any time before the Closing, whether or not the Merger has been approved by MACESS' Stockholders, this Agreement may be terminated and the Merger abandoned in accordance with any of the following methods:

          (a) By the mutual written consents of SunGard and MACESS, authorized by their respective boards of directors.

          (b) By written notice from SunGard to MACESS, or from MACESS to SunGard, if it becomes certain (for all practical purposes) that any of the conditions to the closing obligations of the party giving such notice cannot be satisfied on or before November 30, 1995, for a reason other than such party's default, and such party is not willing to waive the satisfaction of such condition.

          (c) By written notice from SunGard to MACESS, or from MACESS to SunGard, if the Closing does not occur on or before November 30, 1995 for any reason other than a breach of this Agreement by the party giving such notice.

       16.2. Publicity. Without the prior written consent of SunGard, neither MACESS nor any Principal shall make any public announcement regarding the Transactions, nor shall they in any manner disseminate any information regarding MACESS, SunGard, the Merger or the other Transactions, except through distribution of the Registration Statement. Unless required by Law or stock exchange or NASDAQ regulation, in the opinion of SunGard's counsel, neither SunGard nor Newco shall make any public announcement regarding the Transactions
without first consulting with the Principals.   With respect to any announcement
that any of the parties is required by Law or stock exchange or NASDAQ regulation to issue, such party shall, to the extent possible under the circumstances, review the necessity for the contents of the announcement with the other party before issuing the announcement. The provisions of this Section
16.2 shall survive any termination of this Agreement for a period of five years.

       16.3.       Fees and Expenses.

          (a) SunGard shall pay all of the fees and expenses incurred by it and/or Newco; MACESS shall pay all of the fees and expenses incurred by it; and the Principals shall pay any fees and expenses separately incurred by them, in negotiating and preparing this Agreement and the Plan (and all other Contracts and documents executed in connection herewith or therewith) and in consummating the Transactions, except that all SEC and state filing or registration fees shall be divided equally between MACESS and SunGard. MACESS shall not incur, and Principals shall not permit MACESS to incur, legal, accounting, investment banking, brokerage and other professional fees and expenses with respect to the transactions contemplated by this Agreement, including, in an aggregate amount exceeding $775,000.

          (b) In order to induce SunGard to enter into this Agreement and the Plan, MACESS shall make the following payments to SunGard (and Featheringill hereby guarantees such payments) if the Merger is not consummated due to the failure of the condition set forth in Section 10.4, provided that the failure of MACESS Stockholders to approve the Merger is not due to a failure of one of the conditions in Section 9 other than Section 9.2:

                   (i) A cash payment of Six Million Dollars ($6,000,000), payable on December 1, 1995.

                   (ii) If a Later Sale (as defined below) occurs within one year after the date of this Agreement, an additional cash payment equal to Twenty-Five Percent (25%) of the following amount: the aggregate consideration received by MACESS and/or the Stockholders in such Later Sale; minus Fifty-Seven Million Dollars ($57,000,000) (or, if less than all of the \assets or shares of MACESS are involved in the Later Sale, the corresponding portion of $57,000,000); minus Six Million Dollars ($6,000,000). Such additional cash payment shall be payable upon consummation of the transaction constituting the Later Sale (whether or not such consummation shall have occurred within one year from the date hereof).

A "Later Sale" shall have occurred if (x) a Person other than SunGard acquires, or commits to acquire, a majority of the outstanding shares of capital stock of MACESS or assets of MACESS having a market value equal to Fifty Percent (50%) or more of the aggregate market value of all of the assets of MACESS, (y) MACESS merges or consolidates, or commits to merge or consolidate, with a Person other than SunGard, or (z) MACESS files a registration with the SEC for a public offering of its securities.

       16.4. Notices. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) three business days after being mailed by first class certified mail, return receipt requested, postage prepaid, or (c) one business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the first page of this Agreement. Notices may also be given by prepaid facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence. Before the Closing, notices to MACESS shall be sent to its address stated on page one of this Agreement to the attention of its President, with a copy sent simultaneously to the same address to the attention of its Chief Executive Officer and another copy sent simultaneously to Thomas A. Ritchie, Esquire,
Ritchie & Rediker, L.L.C., 312 North 23rd Street, Birmingham, Alabama.   Before
the Closing, any such notice to MACESS shall suffice as notice to MACESS and to all of the Principals. After the Closing, notices to MACESS shall be sent to SunGard (in the manner provided below), notices to the Principals or the Stockholders shall be sent to the Stockholders Agent in accordance with Section 16.20, and copies of notices to the Stockholders Agent shall be sent simultaneously to Thomas A. Ritchie, Esquire, at the address stated above. Notices to SunGard and/or Newco (before or after the Closing) shall be sent to SunGard's address stated on page one of this Agreement to the attention of its General Counsel, with a copy sent simultaneously to the same address to the attention of its Chief Financial Officer. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 16.4, provided that any such change of address notice shall not be effective unless and until received.

       16.5. Survival of Representations. All representations and warranties made in this Agreement or pursuant hereto shall survive the date of this Agreement, the Closing Date, the Effective Date and the consummation of the Transactions.

       16.6. Interpretation of Representations. Each representation and warranty made in this Agreement or pursuant hereto is independent of all other representations and warranties made by the same parties, whether or not covering related or similar matters, and must be independently and separately satisfied. Exceptions or qualifications to any such representation or warranty shall not be construed as exceptions or qualifications to any other representation or warranty.

       16.7. Reliance by SunGard and Newco. Notwithstanding the right of SunGard and Newco to investigate MACESS' Business, Assets and financial condition of MACESS, and notwithstanding any knowledge determined or determinable by SunGard and Newco as a result of such investigation, SunGard and Newco have the unqualified right to rely upon, and have relied upon, each of the representations and warranties made by the Principals in this Agreement or pursuant hereto.

       16.8. Entire Understanding. This Agreement, together with the Exhibits and Schedules hereto, states the entire understanding among the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof, including without limitation all confidentiality letter agreements and letters
of intent previously entered into among some or all of the parties hereto.   No
amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought. MACESS may agree to any amendment or supplement to this Agreement, or a waiver of any provision of this Agreement, either before or after the approval of the MACESS Stockholders is obtained (as contemplated by this Agreement) and without seeking further stockholder approval, so long as such amendment, supplement or waiver does not result in a decrease in the Preliminary Merger Exchange Ratio (as defined in the Plan) or have a material adverse effect on the MACESS Stockholders. This Agreement may not be terminated except as provided in Section 16.1.

       16.9. Parties in Interest. This Agreement shall bind, benefit, and be enforceable by and against MACESS, The Family Partnership, SunGard and Newco and their respective successors and assigns, and the individual Principals and their respective heirs, estates and personal representatives. No party shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of the other parties.

       16.10. Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

       16.11. Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

       16.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

       16.13. Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

       16.14. References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

       16.15. Controlling Law. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE

PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF
LAW.

       16.16. Jurisdiction and Process. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Pennsylvania; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Pennsylvania; (c) each of the parties irrevocably waives the right to trial by jury; (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 16.4; and (e) the prevailing parties shall be entitled to recover their reasonable attorney's fees and court costs from the other parties.

       16.17. Post-Closing Actions by the Surviving Corporation. No action taken by the Surviving Corporation after the Closing, with respect to this Agreement, the Plan or the Transactions, including any waiver, consent or approval, shall be effective unless approved in writing by a majority of the Surviving Corporation's Board of Directors.

       16.18. No Third-Party Beneficiaries. No provision of this Agreement or the Plan is intended to or shall be construed to grant or confer any right to enforce this Agreement or the Plan, or any remedy for breach of this Agreement or the Plan, to or upon any Person other than the parties hereto, including, but not limited to, any customer, prospect, supplier, employee, contractor, salesman, agent or representative of MACESS.

       16.19. Nature of Transactions. The parties intend that the Merger shall constitute a pooling-of-interests under GAAP and a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

       16.20. Stockholders Agent. Featheringill shall be constituted and appointed as agent ("Stockholders Agent") for the Principals and the Stockholders in accordance with the following:

          (a) The Stockholders Agent shall have the full power and authority, for and on behalf of each and all of the Principals and each and all of the Stockholders, to give and receive notices and communications, to authorize and object to deliveries to SunGard of Escrowed Stock (as defined in the Escrow Agreement) in satisfaction of Indemnification Matters, to select counsel for and administer the Defense of Indemnification Matters, to agree to, negotiate, enter into settlements and compromises of, and comply with court orders with respect to, such matters, and to take all actions necessary or appropriate in the judgment of the Stockholders Agent for the accomplishment of the foregoing.

          (b) Notices or communications to or from the Stockholders Agent shall constitute notices to or from each of the Principals or each of the Stockholders, as applicable, and no separate or individual notices to each of the Principals or each of the Stockholders shall be required for any purposes with respect to this Agreement unless required by law.

          (c) The Stockholders Agent, in his capacity as agent on behalf of the Principals and Stockholders, shall not be liable for any act done or omitted hereunder as

Stockholders Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Principals or Stockholders, as appropriate, shall severally indemnify the Stockholders Agent and hold him harmless against any loss, liability or expense incurred without bad faith on the part of the Stockholders Agent and arising out of or in connection with the performance of his duties and exercise of his rights as agent hereunder.

          (d) A decision, act, consent or instruction of the Stockholders Agent, taken in the manner set forth herein or in the Escrow Agreement, shall constitute a decision, act, consent or instruction of all Principals or Stockholders, as applicable, and shall be final, binding and conclusive upon each of the Principals or each of the Stockholders, as applicable, and SunGard and the Escrow Agent each may rely upon any decision, act, consent or instruction of the Stockholders Agent taken in such manner as being the decision, act, consent or instruction of each and every of the Principals or Stockholders, as applicable. The Escrow Agent and SunGard each are hereby relieved from any liability to any person for any acts done by them in accordance with such decisions, acts, consents and instructions of the Stockholders Agent taken in such manner.

          (e) If Featheringill is unable to act as Stockholders Agent, then his designee from among the Principals shall serve as Stockholders Agent (or if he is unable to appoint such designee, Ritchie shall serve as Stockholder Agent), upon not less than ten (10) days' prior written notice to SunGard and the Escrow Agent.

       16.21. No Offers. THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SHARES OF COMMON STOCK OR OTHER SECURITIES OF SUNGARD. NO SUCH OFFER SHALL BE MADE OTHER THAN BY DELIVERY OF THE INFORMATION STATEMENT-PROSPECTUS CONTEMPLATED HEREBY.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

       WITNESS THE DUE EXECUTION AND DELIVERY HEREOF AS OF THE DATE FIRST STATED ABOVE.

MACESS Corporation


By:/s/ William W. Featheringill
   ---------------------------------------
   William W. Featheringill,
   Chairman and Chief Executive Officer

SunGard Data Systems Inc.


By:/s/ Richard C. Tarbox
   ---------------------------------------
   Richard C. Tarbox,
   Vice President-Corporate Development

SDS Merger Inc.


By:/s/ Lawrence A. Gross
   ---------------------------------------
   Lawrence A. Gross,
   Vice President

Principals:

   /s/ William W. Featheringill                   /s/ Richard T. Harley
------------------------------------------     --------------------------------
       William W. Featheringill                       Richard T. Harley

   /s/ T. Alan Ritchie                            /s/ W. Sanders Pitman
------------------------------------------     --------------------------------
       T. Alan Ritchie                                W. Sanders Pitman

   /s/ John S. Williams                           /s/ Lawrence A. Stein
------------------------------------------     --------------------------------
       John S. Williams                               Lawrence A. Stein

   /s/ Thomas W. Claussen
------------------------------------------
       Thomas W. Claussen


The Featheringill Family Partnership, Ltd.


By: /s/ William W. Featheringill, General Partner
   ----------------------------------------------
        William W. Featheringill, General Partner

                             SCHEDULES AND EXHIBITS
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

Schedules                                 Description
---------                                 -----------

      3.1                  Corporate Information of MACESS.
      3.2                  Required Authorizations and Filings.
      3.3A                 Stockholders.
      3.3B                 Option Holders.
      3.3C                 Warrants.
      3.4                  Bank Accounts.
      3.5                  Compliance with Laws.
      3.6A                 Audited Financial Statements
                           (included in the Information Statement-Prospectus).
      3.6B                 Unaudited Financial Statements as of August 31, 1995.
      3.6C                 Accounting Policies Used by MACESS.
      3.7A                 Assets.
      3.7B                 Assets Necessary to Operate MACESS' Business
      3.8                  Obligations.
      3.9                  Operations Since August 31, 1995.
      3.11                 Tangible Property.
      3.12                 Real Property.
      3.13                 Software and Intangibles.
      3.14                 Contracts.
      3.15A                Employees.
      3.15B                Sales Representatives and Independent Contractors.
      3.16                 Employee Benefit Plans.
      3.17                 Prospects and Suppliers.
      3.18                 Taxes.
      3.19                 Proceedings and Judgments.
      3.20                 Insurance.
      3.22                 Related Party Transactions.
      3.23                 MACESS Brokerage Fees.
      4.1                  Principals' Ownership of Shares.
      4.4                  Principals' Brokerage Fees.
      5.2                  SunGard Consents Required.
      5.6                  SunGard Brokerage Fees.

Exhibits                                  Description
--------                                  -----------

      Exhibit A            Agreement and Plan of Merger (included as
                           Exhibit 2.2 to this Report).
      Exhibit 11.3(c)      Escrow Agreement.
      Exhibit 14.5         Description of Software Company in which
                           Featheringill may invest.
      Exhibit 15.5         Allocation of Indemnification Liability Percentages.

--------------------------------------------------------------------------------

THE REGISTRANT AGREES TO FURNISH SUPPLEMENTALLY A COPY OF ANY OMITTED SCHEDULE OR EXHIBIT TO THE COMMISSION UPON REQUEST.